                                                                    Exhibit 10.6

                              DATED 14 JANUARY 2003

                          BAM STUDIOS (EUROPE) LIMITED

                                     - AND -

                              VIS ENTERTAINMENT PLC

                                     - AND -

                            BAM ENTERTAINMENT LIMITED

                                     - AND -

                             BAM ENTERTAINMENT INC.

                         ------------------------------

                                    AGREEMENT
                            FOR THE SALE OF ASSETS OF
                          BAM STUDIOS (EUROPE) LIMITED

                         ------------------------------

                                  WEDLAKE BELL

                                16 Bedford Street
                                  Covent Garden
                                 London WC2E 9HF

                            DIRECT TEL: 020 7395 3157
                            DIRECT FAX: 020 7395 3078

                    DIRECT E-MAIL: srobertson@wedlakebell.com

                          REF: SMR/00066575/WB1-66648-8
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                                    I N D E X

1.       INTERPRETATION.......................................   1

2.       SALE AND PURCHASE....................................   6

3.       EXCLUSIONS...........................................   6

4.       CONSIDERATION........................................   6

5.       COMPLETION...........................................   7

6.       LIABILITIES AND CREDITORS............................   8

7.       ACCRUALS AND PREPAYMENTS.............................   9

8.       POST-COMPLETION MATTERS..............................  10

9.       EMPLOYEES............................................  10

10.      DEBTS................................................  12

11.      PROPERTY.............................................  12

12.      DEVELOPMENT KIT ASSETS...............................  12

13.      WARRANTIES...........................................  14

14.      VALUE ADDED TAX......................................  14

15.      ANNOUNCEMENTS AND CONFIDENTIALITY....................  15

16.      ASSIGNMENT...........................................  16

17.      ENTIRE AGREEMENT.....................................  16

18.      PARENT COMPANY GUARANTEE.............................  17

19.      UNDERTAKING..........................................  17

20.      WAIVER, VARIATION AND RELEASE........................  17

21.      COSTS................................................  17

22.      NOTICES..............................................  18

23.      INDEMNITIES..........................................  19

24.      COUNTERPARTS.........................................  19

25.      INVALIDITY...........................................  20

26.      THIRD PARTY RIGHTS...................................  20

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
27.      CERTIFICATE OF VALUE.................................  20

28.      GOVERNING LAW AND JURISDICTION.......................  20

SCHEDULE 1 - EMPLOYEES........................................  21

SCHEDULE 2 - EQUIPMENT........................................  23

SCHEDULE 3 - DEVELOPMENT KIT LICENCES.........................  28

SCHEDULE 4 - WARRANTIES.......................................  29

SCHEDULE 5 - SELLER'S PROTECTION..............................  37

SCHEDULE 6 - PROPERTY SCHEDULE................................  39

THE SCHEDULE..................................................  66

THE FIRST APPENDIX............................................  73

THE SECOND APPENDIX...........................................  76

PARTICULARS OF LEASE..........................................  76

PARTICULARS OF DOCUMENTS RELATING TO THE LEASE................  76

THE THIRD APPENDIX............................................  77

THIS AGREEMENT is made on 14 January 2003

BETWEEN:-

1. BAM STUDIOS (EUROPE) LIMITED (registered in England Number 4073856) whose registered office is at 1st Floor, 128 Southwark Street, Waterloo, London SE1 0SW ("the Seller");

2. VIS ENTERTAINMENT PLC (registered in Scotland Number SC160499) whose registered office is at Seabraes, Perth Road, Dundee DD1 4L ("the Buyer"); and

3. BAM ENTERTAINMENT LIMITED (registered in England Number 4112030) whose registered office is at 2nd Floor, Upper Borough Court, Upper Borough Walls, Bath, Bath & North East Somerset, BA1 1RG ("BAM");

4. BAM ENTERTAINMENT INC., a company incorporated under the laws of Delaware in the United States of America whose principal place of business is 333 West Santa Clara Street, Suite 930 San Jose, United States of America ("BEI")

WHEREAS:-

(A)      The Seller carries on the Business (as defined below).

(B) The Seller wishes to sell and the Buyer wishes to purchase the Assets on and subject to the terms of this Agreement with a view to carrying on the Business as a going concern in succession to the Seller.

(C) BEI has agreed to guarantee the obligations of the Seller in accordance with the terms of this Agreement.

NOW IT IS AGREED as follows:-

1.       INTERPRETATION

1.1 In this Agreement, the following words and expressions shall have the following meanings unless the context otherwise requires:-

         "ASSETS" means the several assets to be sold by the Seller to the Buyer under this Agreement as described in Clause 2;

         "BUSINESS" means the business of the development of interactive entertainment software carried on by the Seller;

         "BUSINESS DAY" means a day (other than a Saturday or a Sunday) on which banks are normally open for the transaction of normal banking business in London;

         "BUSINESS NAME" means the trading name or style "BAM Studios (Europe)" used in connection with the Business;

         "BUSINESS INTELLECTUAL PROPERTY" means all Intellectual Property Rights owned by the Seller or any member of the Seller's Group and used in connection with the Business;

         "BUYER'S SOLICITORS" means McGrigor Donald of Princes Exchange, 1 Earl Grey Street, Edinburgh EH3 9AQ;

         "COMPLETION" means completion of the sale and purchase of the Assets pursuant to this Agreement;

         "COMPLETION DATE" means 14th January 2003;

         "COMPROMISE AGREEMENTS" means the compromise agreements between the Seller and each of the persons referred to in the Disclosure Letter;

         "CONSIDERATION" means as defined in Clause 4;

         "CONTRACTS" means all contracts, engagements, commitments and orders made on or entered into before the Completion Date by or on behalf of the Seller with third parties in connection with the Business which remain in whole or in part to be performed on or before the Completion Date including without limitation all orders and contracts for the manufacture, sale or purchase of goods or the provision or supply of services, goods or utilities or for the hire purchase, credit sale, leasing or licence of goods or services or the licensing of Intellectual Property Rights but excluding the Employment Contracts and the Property Leases;

         "CREDITORS" means the aggregate amount (including VAT) owed by the Seller in connection with the Business to creditors up to and including the Completion Date;

         "DEBTS" means (a) all debts and other sums due or payable to the Seller in connection with the Business up to and including at the Completion Date, (b) all debts or other sums which become due or payable to the Seller after the Completion Date in connection with goods supplied or services performed in connection with the Business on or prior to the Completion Date, (c) any interest payable on those debts or other sums and (d) the benefit of all securities, guarantees, indemnities and rights relating to those debts or other sums;

         "DEVELOPMENT KIT ASSETS" means the assets listed in Schedule 2 which are indicated to be subject to a Development Kit Licence and which are leased by the Seller pursuant to the terms of the Development Kit Licences;

         "DEVELOPMENT KIT LICENCES" means the development kit licences and software licences listed in Schedule 3;

         "DISCLOSED" means fairly disclosed by the Disclosure Letter;

         "DISCLOSURE LETTER" means the letter (together with its attachments) of the same date as this Agreement from the Seller to the Buyer expressly stated to be (and expressly accepted in writing by or on behalf of the Buyer as being) the disclosure letter for the purposes of this Agreement;

         "EMPLOYEES" means those individuals employed by the Seller in the Business and named in Schedule 1;

         "EMPLOYMENT CONTRACTS" means the contracts of employment and any other contractual documentation which governs the employment relationship of the Employees and as disclosed in the Disclosure Letter;

         "EMPLOYMENT REGULATIONS" means Transfer of Undertakings (Protection of Employment) Regulations 1981 (as amended);

         "ENCUMBRANCE" means any mortgage, charge, pledge, lien, option, restriction, right of first refusal, right of pre-emption, claim, title retention, any right, interest or preference granted to any third party or any other encumbrance or security interest;

         "EQUIPMENT" means the loose plant, machinery, equipment, and furniture owned by the Seller and used in connection with the Business on the Completion Date and the Development Kit Assets listed in Schedule 2;

         "ICTA" means the Income and Corporation Taxes Act 1988;

         "INTELLECTUAL PROPERTY RIGHTS" means patents, trade marks, service marks, designs, design rights, copyrights, database rights, utility models, logos, trade secrets, confidential processes and information, inventions, discoveries and improvements, trading and business names, rights in internet domain names, moral rights, get-up, other intellectual property rights (in each case whether registered or not and including applications for registration thereof) and all rights or forms of protection of a similar or analogous nature or having equivalent or similar effect or any other matters which may subsist in any part of the world;

         "PENSION SCHEME" means any agreement or arrangement (whether legally enforceable or not) to which the Seller is a party for the payment of any pensions, allowances, lump sum or other like benefits on retirement for the benefit of any of the Employees or their dependants;

         "PORT CONTRACTS" means two software development agreements of even date between the Seller, BAM and BEI in which the Buyer contracts to provide services to develop computer games under the titles "Powerpuff Girls:
         Rampage Relish" and "Sound of Thunder" in the agreed form;

         "PROPERTIES" means the leasehold properties at Part Ground Floor and 1st Floor, 128-130 Southwark Street, Waterloo, London SW1 0SW;

         "PROPERTY LEASES" means the leases relating to the Properties dated 5 June 2002 and made between Nairn Developments Limited (1) BAM Entertainment (2) and BAM Entertainment Inc (3) and Property and relevant Property shall be construed accordingly;

         "RECORDS" means the VAT records of the Business;

         "SELLER'S GROUP" means the Seller and any subsidiary or holding company (as those expressions are defined in S. 736 Companies Act 1985) of the Seller and any subsidiary of a holding company of the Seller;

         "SELLER'S SOLICITORS" means Wedlake Bell of 16 Bedford Street, London WC2E 9HF;

         "WARRANTIES" means the warranties set out in Schedule 4.

1.2 The index to and headings in this Agreement are for convenience only and are to be ignored in construing this Agreement.

1.3 The Schedules form part of this Agreement and references to this Agreement shall, unless the context otherwise requires, include references to the Schedules.

1.4 In this Agreement, unless the context otherwise requires, words importing the singular shall include the plural and vice versa and words importing any gender shall include all other genders.

1.5 In this Agreement, unless the context otherwise requires, references to:-

1.5.1 Clauses, Recitals or Schedules are to clauses of and recitals and schedules to this Agreement and references in a Schedule or a part of a Schedule to a paragraph are to a paragraph of that Schedule or that part of that Schedule;

1.5.2 a "PARTY" means a party to this Agreement and includes its assignees and, in the case of an individual, his estate and personal representatives;

1.5.3 a "COMPANY" shall include any company, corporation or other body corporate (whether limited or unlimited and wherever and howsoever incorporated or established);

1.5.4 a "PERSON" shall include any person, individual, company, firm, government, state, regional or local authority, agency of a state, joint venture, trust, charity, security, fund, association or partnership (whether or not having separate legal personality and whether incorporated or not);

1.5.5    "INCLUDES" or "INCLUDING" shall mean including without limitation;

1.5.6 any document "IN THE AGREED FORM" means in a form agreed by the parties and for the purposes of identification initialled by or on behalf of each party;

1.5.7 any enactment (including any statute or statutory provision (whether of the United Kingdom or elsewhere), subordinate legislation (as defined by section 21(1) Interpretation Act 1978) and any other subordinate legislation made under such statute or statutory provision) shall be construed as including a reference to:-

         1.5.7.1 any enactment which that enactment has directly or indirectly replaced (with or without modification);

         1.5.7.2 that enactment as re-enacted, replaced or modified from time to time, whether before, on or after the date of this Agreement save to the extent that the liability of any party would thereby be increased or extended; and

         1.5.7.3 any subordinate legislation made (whether before, on or (save to the extent that the liability of any party would thereby be increased or extended) after the date of this Agreement) under that enactment as re-enacted, replaced or modified as described in Clause 1.5.7.2 above or under any enactment referred to in Clause 1.5.7.1 above, and so that any reference to any enactment of English law or to any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, procedure, court, official or any legal concept, doctrine, state of affairs or thing shall in respect of any jurisdiction other than England be deemed to include that which most nearly approximates in that jurisdiction to the English enactment or term;

1.5.8 "WRITING" or "WRITTEN" includes faxes and any non-transitory form of visible reproduction but not e-mail;

1.5.9 times of the day are to London time and references to a day are to a period of 24 hours running from midnight to midnight;

1.5.10 "INDEMNIFY" and "INDEMNIFYING" any person against any circumstances includes indemnifying and holding such person harmless from all actions, claims, demands and proceedings of any nature from time to time made against that person and all losses, damages, payments, awards, costs or expenses (legal costs and expenses being assessed or an indemnity basis) made, suffered or incurred by that person as a consequence of, or which would not have arisen but for, those circumstances.

1.6 A person shall be deemed to be CONNECTED with another if that person is connected with such other within the meaning of section 839 ICTA (save that in construing section 839 "control" has the extended meaning given by section 840 and section 416 ICTA so that there is control whenever section 840 or section 416 requires) and the expression "CONNECTED PERSON" in this Agreement shall be construed accordingly.

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2.       SALE AND PURCHASE

2.1 Subject to Clause 2.3 the Seller shall sell with full title guarantee and the Buyer will buy the following assets with the intention that the Buyer will carry on the Business from Completion as a going concern in succession to the Seller:-

2.1.1    the Equipment; and

2.1.2    the Records.

2.2 Subject to the provisions of Schedule 5, the Seller shall sell the Assets free from all Encumbrances. Property and risk in the Assets shall vest in the Buyer on Completion.

2.3 The Development Kit Assets shall not be transferred with full title guarantee but shall only be transferred with such title (if any) that the Seller has in such assets.

3.       EXCLUSIONS

         Nothing in this Agreement shall transfer the following assets which are excluded from the sale and purchase under this Agreement:-

3.1      any cash in hand or at bank or bills receivable;

3.2 all shares in the capital of any company which are registered in the name of the Seller (whether jointly or alone) or owned by the Seller or otherwise howsoever;

3.3      the Debts;

3.4      the Business Intellectual Property;

3.5      the Business Name and Goodwill;

3.6      the Contracts;

3.7      the Creditors;

3.8      any other asset not specifically referred to in Clause 2.1.

4.       CONSIDERATION

4.1 The Consideration payable by the Buyer for the Assets shall be L98,340.81.

4.2      The Consideration shall be allocated as follows:-

4.2.1    for the Equipment          L98,340.81;

4.2.2    for the Records            Lnil.

4.3 The Consideration shall be paid in full on Completion in accordance with Clause 5.4 and such payment shall be an effective discharge of such sum.

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4.4      Any payment by the Seller in respect of any breach of the Warranties shall be deemed to be pro tanto a reduction in the price paid for the Business and Assets under this Agreement.

5.       COMPLETION

5.1 Completion shall take place at the offices of the Seller's Solicitors immediately after the execution of this Agreement.

5.2      At Completion the Seller shall:-

5.2.1    let the Buyer into possession of the Assets;

5.2.2    deliver or procure delivery to the Buyer of:-

         5.2.2.1 a copy (certified by the Seller's Solicitors) of the minutes in the agreed form of the board meeting of the Seller's directors approving the sale of the Assets on the terms of this Agreement;

         5.2.2.2 or otherwise allow the Buyer into possession of those Assets which are transferable by delivery;

         5.2.2.3 the Port Contracts duly executed by BAM Entertainment Limited and BEI;

         5.2.2.4 the following sums due by BAM to the Buyer under the agreement (the "PPG Agreement") for the provision of Video Games Software Programming Services relating to the Powerpuff Girls namely:-

                  (a)       L141,000 in respect of Buyer's invoice 0008;

                  (b)       L117,500 in respect of Buyer's invoice 0009;

                  (c)       L117,500 in respect of Buyer's invoice 0010.

         5.2.2.5 the sum of US$104,744.67 (or the sterling equivalent of L65,485.84) plus VAT of L11,460.02 representing the royalty income in respect of the Powerpuff Girls PSX contract as per the September 2002 statement;

         5.2.2.6 the sum of US$20,000 (or the sterling equivalent of L12,503.90) plus VAT of L2,188.18 due by BAM to the Buyer representing the termination payment relevant to Stone Monkeys;

         5.2.2.7 the sum of L54,860 plus VAT of L9,600.50 in relation to PPG2 Gamecube;

         5.2.2.8 the sum of L3,003.83 in respect of accrued and unpaid holiday pay due by the Seller to the Employees;

         5.2.2.9 copies of the Compromise Agreements which have been executed as at the date of this Agreement.

5.3 Subject to the performance by the Seller of its obligations under Clause 5.2, the Buyer shall deliver or procure the delivery to the Seller of:

         5.3.1.1  the Port Contracts and the PPG Agreement duly executed; and

         5.3.1.2 a copy (certified by the Buyer's Solicitors) of the minutes in the agreed form of the board meeting of its directors approving the purchase of the Assets under this Agreement.

5.4      Subject to the performance by the Buyer of its obligations under Clause
         5.3 the Seller shall transfer to the client account of the Buyer's solicitors at The Royal Bank of Scotland plc, 10 Gordon Street, Glasgow, Account No. 226281, sort code 83-07-06 the sum of L457,911.46 (which represents sums due to the Buyer under this Agreement and in relation to the Port Contracts less the Consideration).

5.5 The terms of this Agreement shall, insofar as not performed at Completion and subject as otherwise specifically provided in this Agreement, continue in full force and effect notwithstanding Completion and Completion shall not constitute a waiver by the Buyer of any of its rights under this Agreement.

6.       LIABILITIES AND CREDITORS

6.1 Except as specifically provided in this Agreement, the Buyer will not be liable for any act or omission in relation to the Business which takes place on or prior to the Completion Date.

6.2 The Seller will indemnify the Buyer against all actions, claims, proceedings, losses, damages, costs, demands, liabilities and expenses arising, directly or indirectly, from any act or omission of the Seller or any circumstances occurring in relation to the Business on or before the Completion Date.

6.3 Except as specifically provided in this Agreement, the Seller will not be liable for any act or omission in relation to the Business occurring after the Completion Date.

6.4 Except as specifically provided otherwise in this Agreement, the Buyer will indemnify the Seller against all actions, claims, proceedings, losses, damages, costs, demands, liabilities and expenses arising, directly or indirectly, from any act or omission of the Buyer or any circumstance occurring in relation to the Business after the Completion Date.

6.5 Each of the Seller and the Buyer shall promptly notify the other of any claim received by it from any third party for product liability, replacement, repair or otherwise in respect of any goods manufactured and/or supplied or services provided by the Seller on or prior to the Completion Date and the Seller shall not without the Buyer's prior written consent take any steps in relation to such claims which might reasonably be expected to damage the commercial interests of the Buyer.

7.       ACCRUALS AND PREPAYMENTS

7.1 All outgoings relating to or payable or accruing in respect of the Business and/or the Assets on or prior to the Completion Date shall be borne and paid by the Seller and all outgoings relating to or payable or accruing in respect of the Business and/or the Assets after the Completion Date shall be borne and paid by the Buyer.

7.2 All rents, royalties and other periodical payments receivable in respect of the Business and/or the Assets on or prior to the Completion Date shall belong to and be payable to the Seller and all rents, royalties and other periodical payments receivable in respect of the Business and/or the Assets after the Completion Date shall belong to and be payable to the Buyer.

7.3 All salaries, wages and other emoluments (including PAYE and National Insurance contributions and accruing pension contributions and all other normal employment costs but excluding holiday pay accrued) relating to the employment of the Employees shall be borne and paid by the Seller up to and including the Completion Date and any and all redundancy payments and notice payments due in respect of any former employee whose Contract of Employment was terminated by the Seller up to and including the Completion Date shall be borne and paid by the Seller and all salaries, wages and other emoluments (including PAYE and National Insurance contributions and holiday pay accrued or accruing pensions contributions and all other normal employment costs) relating to the employment of the Employees after the Completion Date shall be borne by the Buyer. Pursuant to Clause 5.2.2.8 the Seller shall pay to the Buyer a sum in respect of holiday pay accrued or accruing prior to the Completion Date and any other accrued and accruing holiday pay due to the Employees shall be borne by the Buyer.

7.4 Outgoings and payments receivable which relate to periods both before and after the Completion Date shall be apportioned accordingly between the Seller and the Buyer by reference where possible to the extent of use but otherwise on a time basis.

7.5 Pre-payments and payments in advance made to the Seller on or before the Completion Date in respect of goods or services to be supplied by the Buyer after the Completion Date shall be paid by the Seller to the Buyer within 5 Business Days of receipt by the Seller and pre-payments and payments in advance made by the Seller in respect of goods ordered but not delivered and services contracted for but not rendered to the Seller in connection with the Business on or prior to the Completion Date shall be refundable by the Buyer to the Seller within 5 Business Days of receipt by the Buyer.

7.6 If any sum payable in respect of any period falling wholly or partly on or prior to the Completion Date has not been quantified or has not been notified to the

         Seller, a reasonable provisional apportionment shall be made on the basis of the best estimate available. Upon the sum being quantified or notified a final apportionment shall be made and the relevant party shall forthwith make the necessary balancing payment to the other Seller within 5 Business Days of receipt by the Buyer.

7.7 The net amount (if any) payable under this Clause shall be agreed between the Seller and the Buyer as soon as practicable and in any event within 15 Business Days after Completion. The net amount as so agreed or determined shall (in so far as it remains outstanding) be paid to the party entitled within 5 Business Days after such agreement or determination.

8.       POST-COMPLETION MATTERS

8.1 The Seller undertakes to pass on to the Buyer forthwith upon receipt any notices, correspondence, enquiries and orders relating to the Business which it may receive at any time after Completion.

8.2 The Buyer and the Seller shall as soon as practicable following Completion jointly despatch to customers and suppliers of the Business and the Employees respectively communications in the agreed form.

8.3 The Buyer shall make the Records delivered to it by the Seller available for inspection, copying (at the expense of the Seller) and reasonable use by the Seller and its authorised representatives for a period of six years from Completion. The Seller shall for the same period make available for inspection, copying (at the expense of the Buyer) and reasonable use by the Buyer and its authorised representatives such of its records and documents not comprised in the Records but which relate to the Business.

9.       EMPLOYEES

9.1      In this Clause:-

         "ADDITIONAL EMPLOYEE" means an individual (other than an Employee) whose contract of employment is claimed, or is deemed, to have effect after the Completion Date as if originally made between the Buyer and that individual as a result of the application of the Employment Regulations and the transfer of the Business pursuant to the terms of this Agreement;

         "CLAIM" includes a claim by any person (including a trade union, a governmental or statutory or local authority or commission);

         "LIABILITY" and "LIABILITIES" includes any award, compensation, damages, fine, loss, order, penalty, payment made by way of settlement and costs and expenses reasonably incurred in connection with a claim or investigation and of implementing any requirements which may arise from any such investigation.

9.2 The Seller and the Buyer acknowledge and agree that pursuant to the Employment Regulations the contracts of employment between the Seller and the

         Employees as Disclosed will have effect after Completion as if originally made between the Buyer and the Employees. On or as soon as practicable after Completion the Seller and the Buyer will jointly issue to each Employee a notice substantially in the agreed form.

9.3 The Seller will perform and discharge all its obligations in respect of all the Employees up to and including the Completion Date (including, without limitation, discharging all remuneration and other liabilities (other than holiday pay accrued which will be settled by a payment by the Seller pursuant to Clause 5.2.2.8) payable after Completion in respect of an entitlement accrued to any extent for the period before Completion). The Seller shall indemnify the Buyer against all claims and liabilities arising from the Seller's failure to perform and discharge all those obligations and against any liabilities (whether arising before, on or after the Completion Date) which:-

9.3.1 arise out of any act or omission by the Seller, prior to the Completion Date, in relation to any of the Employees or any other employee of the Seller;

9.3.2 arise out of a claim made by or in respect of any person employed or formerly employed by the Seller (other than an Employee) for which it may be alleged the Buyer is liable by virtue of the operation of this Agreement and/or the Employment Regulations, including, for the avoidance of doubt, the termination by the Seller of the employment of any of its employees who are not Employees; and

9.3.3 arise out of a complaint of failure to comply with any requirement of Regulation 10 of the Employment Regulations or in respect of an award of compensation under Regulation 11.

9.4 Without prejudice to Clause 9.3, the Buyer shall assume responsibility as the employer of the Employees for its own account from the Completion Date and the Buyer shall indemnify the Seller against all liabilities arising from the Buyer's failure to discharge any liability relating to an Employee arising after Completion including its failure to pay all accrued holiday pay whether before or after Completion.

9.5 Nothing in this Clause shall have the effect of imposing on the Seller any liability to the Buyer in respect of:-

9.5.1 any claim by an Employee in relation to his employment or the termination of his employment by the Buyer on or after the Completion Date unless:-

         9.5.1.1 the particulars relating to that Employee set out in Schedule 1 or as Disclosed are incorrect; or

         9.5.1.2 the Seller has been or is in breach of any obligation owed to or in relation to that Employee.

9.5.2    any liability for accrued holiday pay.

9.5.3 If the Buyer becomes aware of the any person becoming an Additional Employee, the Buyer may terminate the employment of the Additional Employee and the Seller shall on demand by the Buyer indemnify and fully reimburse the Buyer against any liabilities which may arise as a result of the termination of the Additional Employee's employment.

10.      DEBTS

10.1 The Seller shall collect the Debts for its own account and the Buyer shall give, at the Seller's cost and request, all reasonable assistance (other than entering into litigation) to the Seller to enable the Seller to collect the Debts.

10.2 The Buyer shall account to the Seller for any payment received by it in respect of any of the Debts within a period of 48 days following receipt of any such payment.

10.3 Subject to any express intention to the contrary on the part of the debtor, any money received by the Buyer from a person who is a debtor of the Business in respect of debts arising both before and after the Completion Date shall be applied towards such debts in date order (oldest first).

11.      PROPERTY

         The provisions of Schedule 6 shall apply.

12.      DEVELOPMENT KIT ASSETS

12.1 Subject to Clauses 12.2 and 12.3 and Completion taking place, with effect from the Completion Date the Buyer will:-

12.1.1   be entitled to the benefit of the Development Kit Assets;

12.1.2 carry out, perform and complete at its own cost for its own account all the obligations and liabilities to be discharged under the Development Kit Licences to the extent that they relate to the Development Kit Assets; and

12.1.3 indemnify the Seller against all actions, claims, proceedings, losses, damages, costs, demands, liabilities and expenses which arise, directly or indirectly, in respect of any failure on the part of the Buyer after the Completion Date to carry out, perform and complete those obligations and liabilities.

12.2 the Seller will indemnify the Buyer against all actions, claims, proceedings, losses, damages, costs, demands, liabilities and expenses which arise, directly or indirectly, in respect of any failure on the part of the Seller to carry out, perform and complete those obligations and liabilities on or prior to the Completion Date.

12.3     Nothing in this Agreement shall:-

12.3.1 require the Buyer to perform any obligation falling due for performance or which should have been performed on or prior to the Completion Date; or

12.3.2 make the Buyer liable for any act, neglect, default or omission in respect of any of the Development Kit Licences on or prior to the Completion Date or for any consequences of any failure to obtain the consent or agreement of any third party to the entering into of this Agreement or of any breach of any of the Development Kit Licences caused by this Agreement or Completion; or

12.3.3 impose any obligation on the Buyer for or in respect of any product delivered or service performed by the Seller on or prior to the Completion Date.

12.4 The Seller shall indemnify the Buyer against all actions, claims, proceedings, losses, damages, costs, demands, liabilities and expenses which arise, directly or indirectly, in respect of any act, neglect, default or omission on the part of the Seller in relation to the Development Kit Assets on or before the Completion Date.

12.5 The Seller and the Buyer acknowledge that the Development Kit Assets can only be transferred with the consent of the relevant licensor of the relevant Development Kit Asset.

12.6 The Seller will use all reasonable endeavours (with the co-operation of the Buyer) to procure that the relevant licensor of the Relevant Development Kit Asset consents to the transfer of the relevant Development Kit Asset.

12.7 Until such consents have been obtained the Buyer shall perform all the obligations of the Seller under the Development Kit Licences in relation to the Development Kit Assets to be discharged after the Completion Date as the Seller's sub-contractor and shall indemnify the Seller against all actions, claims, proceedings, losses, damages, costs, demands, liabilities and expenses in respect of any failure by the Buyer to perform those obligations.

12.8 Until such consents have been obtained the Seller shall co-operate with the Buyer in any reasonable arrangements designed to give the benefit of those Development Kit Licences to the extent they relate to the Development Kit Assets to the Buyer, including (without limitation) giving all reasonable assistance to the Buyer (at the Buyer's expense) to enable the Buyer to enforce its rights under the Development Kit Licences.

12.9 In the event that such consents in relation to any of the Development Kit Assets as are referred to in Clause 12.6, 12.7 and 12.8 above have either:-

12.9.1 been refused by the relevant licensor of the relevant Development Kit Asset; or

12.9.2 have not been obtained from the licensor of the relevant Development Kit Asset before the expiry of the period of three months following the Completion Date then the Buyer shall be obliged to return the relevant Development Kit Asset to the Seller and the Seller shall be obliged to pay to the Buyer within 5 business days of the receipt of such refusal or within 5 business days of the expiry of the said period of three months (as appropriate) a sum equal to the amount of the

         Consideration attributed to those Development Kit Assets as shown in
         Schedule 2.

13.      WARRANTIES

13.1     The Seller warrants to the Buyer in the terms of the Warranties.

13.2 In the absence of fraud or dishonesty or wilful non-disclosure on the part of the Seller, its agents or advisers, the Seller shall not be liable under the Warranties:-

13.2.1   in respect of any matter if and to the extent that it is Disclosed; or

13.2.2   if and to the extent that the limitations in Schedule 5 apply.

13.3 Where any of the Warranties is qualified by the expression "so far as the Seller is aware" or "to the best of the Seller's knowledge, information and belief" or any similar expression, it shall be deemed to include an additional statement that it has been made after due and careful enquiry of the directors, employees and agents of the Seller and relevant third parties.

14.      VALUE ADDED TAX

14.1 The Seller and the Buyer intend that Article 5 of the Value Added Tax (Special Provisions) Order 1995 shall apply to the sale of the Assets, other than the Bank Assets, under this Agreement and agree to use all reasonable endeavours to secure that the sale of the Business and Assets (other than the Bank Assets) is treated as neither a supply of goods nor a supply of services under that Article.

14.2 If nevertheless HM Customs & Excise ("Customs") confirm in writing after full disclosure of all material facts that VAT is payable on the sale of the Assets, other than the Bank Assets, under this Agreement, then, subject to the Seller having delivered to the Buyer a proper tax invoice for the VAT together with a copy of the Customs confirmation and the document disclosing all material facts described in Clause 15.4 below, the Buyer will pay to the Seller the VAT on the later of two Business Days after recovery of the VAT by the Buyer from Customs or five Business Days before the Seller is due to account for it to Customs or two Business Days following the receipt of the tax invoice.

14.3 Before sending any relevant letter to Customs, the Seller shall give the Buyer a reasonable opportunity to comment on it, and shall make such amendments as the Buyer reasonably requires.

14.4 The Seller and the Buyer intend that section 49 of the Value Added Tax Act 1994 shall apply to the sale of the Assets under this Agreement and accordingly:-

14.4.1 the Seller shall on Completion deliver to the Buyer all records referred to in section 49;

14.4.2 the Seller shall not make any request to Customs for those records to be preserved by the Seller rather than the Buyer; and

14.4.3 the Buyer shall preserve those records for such period as may be required by law and during that period permit the Seller reasonable access to them to inspect or make copies of them.

15.      ANNOUNCEMENTS AND CONFIDENTIALITY

15.1 Save for the announcements to be made immediately following exchange of this Agreement in the agreed form, no announcement or circular in connection with the existence or terms of this Agreement shall be made or issued by or on behalf of the Seller or the Buyer without the prior written approval of the Buyer (such approval not to be unreasonably withheld or delayed). This shall not affect any announcement or circular required by law or the rules of any stock exchange or other regulatory or governmental authority, but the Seller or the Buyer (as the case may be) shall, to the extent reasonably practicable in the circumstances, provide to the other in advance a copy of any such announcement or circular and take into consideration any comments thereon.

15.2 Each party shall treat as confidential all information received or obtained as a result of entering into or performing this Agreement which relates to:-

15.2.1   the provisions of this Agreement;

15.2.2   the negotiations relating to this Agreement;

15.2.3   the subject matter of this Agreement;

15.2.4   any other party.

15.3 Notwithstanding the other provisions of this Clause, a party shall be entitled to disclose such information:-

15.3.1 if and to the extent required by law or a court of competent jurisdiction;

15.3.2   if and to the extent required by existing contractual obligations;

15.3.3 if and to the extent required by any securities exchange or regulatory or governmental body to which that party is subject, wherever situated;

15.3.4 if and to the extent required to vest the full benefit of this Agreement in that party;

15.3.5   to its professional advisers, auditors and bankers;

15.3.6 if and to the extent that such information has come into the public domain through no fault of that party; or

15.3.7 if and to the extent that the other parties have given prior written consent to the disclosure;

         and so that any information to be disclosed pursuant to Clauses 15.3.1, 15.3.2, 15.3.3 or 15.3.4 shall be disclosed only after consultation with the other parties, to the extent reasonably practicable.

15.4 The restrictions contained in this Clause shall continue to apply after Completion without limit in time.

16.      ASSIGNMENT

16.1 This Agreement shall be binding on and shall enure for the benefit of the successors in title of each party and any other person with enforceable rights under this Agreement.

16.2 Save as expressly provided in Clause 16.3 no party (or any other person with enforceable rights under this Agreement) shall be entitled to assign the benefit of any rights under this Agreement without the prior written consent of all other parties.

16.3 The Buyer may at any time (without the Seller's prior consent) assign, transfer or otherwise delegate (in whole or in part) the benefit of this Agreement or any of its rights under it to any Buyer of the Business or Assets or any part thereof and such transferee shall be entitled to enforce the same against the Seller as if it were named in this Agreement as the buyer provided that such transferee is a member of the Buyer's group (meaning the holding company of the Buyer or a wholly owned subsidiary of the Buyer or a wholly owned subsidiary of the holding company of the Buyer. Notice of any such assignment shall be given to the Seller. Notwithstanding the other provisions of this Clause:-

16.3.1 if such assignee shall cease to be the holding company of the Buyer or a wholly owned subsidiary of the Buyer or a wholly owned subsidiary of the holding company of the Buyer its rights against the Seller shall be deemed to be assigned transferred or otherwise delegated (as appropriate) to the Buyer and the rights of such assignee shall cease; and

16.3.2 the Seller's liability to any such assignee shall be no greater than the Seller's liability would but for such assignment, have been to the Buyer.

17.      ENTIRE AGREEMENT

17.1 This Agreement (together with the other documents referred to in this Agreement) sets out the entire agreement and understanding between the parties in respect of the subject matter of this Agreement.

17.2 The rights under this Agreement of the Buyer and of any other person who has rights under this Agreement by virtue of the Contracts (Rights of Third Parties) Act 1999 are independent, cumulative and without prejudice to all other rights available to it whether as a matter of common law, statute, custom or otherwise.

17.3 As regards the tangible items included in the Assets to be sold pursuant to this Agreement all terms implied by the Sale of Goods Act 1979 as to the conformity to description, quality or fitness for purpose of such items are expressly excluded.

18.      PARENT COMPANY GUARANTEE

         BEI hereby guarantees the performance of the whole of the obligations whatsoever undertaken by or incumbent upon the Seller by virtue of this Agreement. The liability hereby undertaken by BEI shall be an independent obligation continuing in full force while any liability of the Seller or provision under this Agreement remains unimplemented by the Seller. The liability of BEI hereunder, notwithstanding any rule of law or of practice to the contrary, shall not be discharged or otherwise impaired or prejudiced by the Buyer releasing or giving up any obligation or remedy (present or future) for the indebtedness or liabilities of the Seller or giving time or any other indulgence to the Seller or otherwise modifying or waiving the terms of this Agreement in accordance with the provisions of this Agreement.

19.      UNDERTAKING

         BAM hereby undertakes that for a period of 18 months following the Completion Date it shall not pass any resolution for a members' voluntary winding up of the Seller.

20.      WAIVER, VARIATION AND RELEASE

20.1 No omission to exercise or delay in exercising on the part of any party any right, power or remedy provided by law or under this Agreement shall constitute a waiver of such right, power or remedy or any other right, power or remedy or impair such right, power or remedy. No single or partial exercise of any such right, power or remedy shall preclude or impair any other or further exercise thereof or the exercise of any other right, power or remedy provided by law or under this Agreement.

20.2 Any waiver of any right, power or remedy under this Agreement must be in writing and may be given subject to any conditions which the grantor may think fit. Unless otherwise expressly stated, any waiver shall be effective only in the instance and only for the purpose for which it is given.

20.3 No variation of this Agreement shall be of any effect unless it is agreed in writing and executed by or on behalf of each party.

21.      COSTS

         Unless expressly provided otherwise in this Agreement each of the parties shall bear its own legal and other costs incurred in relation to the negotiation, preparation and completion of this Agreement and the other documents referred to in this Agreement.

22.      NOTICES

22.1 All notices to be given in connection with the matters contemplated by this Agreement shall, except where expressly provided otherwise, be in writing and in the English language and shall either be delivered by hand or sent by first class pre-paid post (airmail if posted to or from a place outside the United Kingdom) or facsimile transmission. Delivery by courier shall be regarded as delivery by hand. In this Clause 22 "notice" includes any request, demand, instructions, communication or other document.

22.2 Such notice shall be sent to the relevant party, if an individual to his address set out in this Agreement and if a company to its registered office address for the time being, or in each case to the relevant facsimile number set out below and in each case made for the attention of the relevant person as set out below or to such other address or facsimile number or marked for the attention of such other person as may have previously been communicated to the sending party in accordance with this Clause.

         Seller - facsimile number 01225 329241 For the attention of Anthony Williams.

         Buyer - facsimile number 01382 341 045. For the attention of Christiaan van der Kuyl.

         BAM

         BEI

22.3     A notice so delivered or sent shall be deemed to have been served:-

22.3.1   if delivered by hand, at the time of delivery;

22.3.2 if sent by first class pre-paid post, on the second business day after the day of posting;

22.3.3   if sent by airmail, on the fifth business day after the day of posting;

22.3.4 if sent by facsimile, at the time of completion of transmission by the sender,

         but so that if a notice would otherwise be deemed to be delivered outside normal business hours (being 9.00 a.m. to 5.00 p.m. on a business day) it shall be deemed to have been delivered at 9.00 a.m. on the next business day and so that in this Clause 22 "business day" shall mean any day other than a Saturday, Sunday or public holiday in the place at or to which the notice is delivered or sent.

22.4 In proving the service of the notice, it shall be sufficient to show that delivery by hand was made and that the envelope containing the notice was properly addressed and posted as a first class (or, as the case may be, airmail) prepaid letter or that the facsimile was sent and a confirmatory transmission report received.

22.5 A party may notify the other party or parties of a change to its name, relevant person, address or facsimile number for the purposes of Clause
         22.2 but any such notification shall only be effective upon actual (as opposed to deemed) receipt and then only with effect from the later of any date specified in the notification as the date on which the change is to take place and the fifth business day following the day on which such notification is actually received.

23.      INDEMNITIES

         If any claim shall be brought or threatened in writing to be brought against either party ("the Indemnified Party") in respect of which the Indemnified Party is entitled under the terms of this Agreement to an indemnity from the other party ("the Indemnifying Party") the Indemnified Party shall as soon as reasonably practicable after it becomes aware of such claim notify the Indemnifying Party accordingly and the Indemnifying Party shall be entitled to assume the defence thereof provided that the Indemnifying Party gives the Indemnified Party notice of its intention so to do within 14 days of receiving notice from the Indemnified Party and agrees to indemnify the Indemnified Party in such manner as the Indemnified Party shall require against all losses, costs, damages and expenses which may be incurred by the Indemnified Party in connection with the Indemnifying Party assuming such defence in which event the Indemnifying Party shall keep the Indemnified Party appropriately informed as to the progress of such action and shall consult with the Indemnified Party accordingly but so that nothing shall prevent the Indemnified Party from acknowledging service of proceedings prior to the Indemnifying Party assuming such defence. The Indemnified Party shall not make any admission of liability in respect of nor compromise or settle such claim without the prior written consent of the Indemnifying Party (such consent not to be unreasonably withheld or delayed) and shall consult with the Indemnifying Party as to progress of such claim and shall use all reasonable endeavours to mitigate the liability of the Indemnified Party under such indemnity in respect of such claim provided that the Indemnified Party shall not be required to commence or defend any legal proceedings in relation to such claim at its own expense and provided also that, where the Buyer is the Indemnified Party, nothing in this clause shall prevent the Buyer from taking such action as, in the Buyer's reasonable opinion, is necessary and in the absence of which the legitimate interests of the Buyer would be materially prejudiced or entitle the Seller to take any action in relation to such claim as would, in the Buyer's reasonable opinion, be material prejudicial to the legitimate interests of the Buyer.

24.      COUNTERPARTS

24.1 This Agreement may be executed in any number of counterparts and by the parties on different counterparts, but shall not be effective until each party has executed at least one counterpart.

24.2 Each counterpart, when executed, shall constitute an original of this Agreement but all the counterparts together shall together constitute one and the same instrument.

25.      INVALIDITY

         Each of the provisions of this Agreement is severable. If any such provision is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction the legality, validity or enforceability in that jurisdiction of the remaining provisions of this Agreement or, in any other jurisdiction, of that provision or any other provisions of this Agreement, shall not in any way be affected or impaired thereby.

26.      THIRD PARTY RIGHTS

         No right of any party to agree any amendment, variation, waiver or settlement under or arising from or in respect of this Agreement, or to terminate this Agreement, shall be subject to the consent of any person who has rights under this Agreement by virtue of the Contracts (Rights of Third Parties) Act 1999.

27.      CERTIFICATE OF VALUE

         The parties certify that the transaction effected by this Agreement does not form part of a larger transaction or a series of transactions the amount or value of which exceeds L60,000.

28.      GOVERNING LAW AND JURISDICTION

28.1 This Agreement shall be governed by and construed in all respects in accordance with English law.

28.2 The parties irrevocably agree that the English courts shall have exclusive jurisdiction in relation to any legal action or proceedings arising out of or in connection with this Agreement ("Proceedings"). Each of the parties irrevocably submits to the jurisdiction of such courts and waives any objection to Proceedings in such courts on the grounds of venue or that Proceedings have been brought in an inappropriate forum.

IN WITNESS whereof this Agreement has been executed on the date first above written.

                             SCHEDULE 1 - EMPLOYEES

                                                                                                     HOLIDAYS
                                                                                                    (excluding
                                                                                                     statutory
     NAME          SEX    D.O.B.     START DATE    JOB TITLE        SALARY      PENSION    BONUS     holidays)
Michael Jacobsen    M   06-Jan-75    27-Nov-00   Lead Programmer    L42,500        *         **         25

Rick Coles          M   20-Apr-72    02-Oct-00   Programmer         L33,000        *         **         25

Kevin Brennan       M   30-Jan-78    18-Mar-02   Programmer         L30,000        *         **         25

Dinesh Mehatheven   M   16-Aug-75    18-Mar-02   Programmer         L30,000        *         **         25

David Harries       M   31-May-70    17-Jun-02   Programmer         L30,000        *         **         25

Paul Devonshire     M   28-Feb-73    18-Apr-02   IT                 L22,000        *         **         25

Kelly Bettridge     F   30-Dec-78    30-Sep-02   Admin              L17,500        *         **         25

Mark Harris         M   03-Jan-72    02-Oct-00   Artist             L33,000        *         **         25

Martin Clemie       M   28-Aug-65    05-Aug-02   Artist             L28,000        *         **         25

Richard Brazier     M   17-Nov-78    05-Jun-02   Artist             L28,000        *         **         25

Mat Cooling         M   16-Jan-75    25-Feb-01   Artist             L30,000        *         **         25

Kevin Knight        M   27-Jul-79    01-Jul-02   Artist             L19,000        *         **         25

* BAM GPP contribution details:

EE        ER

0-3%      3%

>3%       as above plus 50% of additional contribution made by employee over 3%.

** Discretionary bonuses only as appropriate

                             SCHEDULE 2 - EQUIPMENT

BAM! STUDIOS

FIXED ASSETS TO BE INVOICED TO VIS

REFERENCE        DATE OF                                INVOICE
 NUMBER          PURCHASE           SUPPLIER             NUMBER            DESCRIPTION
FURNITURE&
----------
EQUIPMENT
---------
   BSFE0001     08.11.2000           Berrys             CRI48930   Fax Machine - Brother MFC9650N
   BSFE0002     16.07.2002    Corporate Environments     2597      Office Furniture
   BSFE0003     30.07.2002    Salient Telecoms Ltd       5071      Telephone System
   BSFE0004     05.08.2002    Corporate Environments     2654      Office Furniture
   BSFE0005     19.08.2002    Corporate Environments     2702      Locks/Digi Key Pad
   BSFE0006     15.08.2002    Corporate Environments     2680      Office Furniture Snagging
   BSFE0007     08.08.2002    Corporate Environments     2668      Office Furniture
   BSFE0008     19.09.2002    Office Economy             32650     2 x Storage Cupboards

                                                         AGREED
                                                        PURCHASE     SUBJECT TO
REFERENCE                       DEP'N                    PRICE        DEV KIT
 NUMBER          LOCATION       METHOD        %            L          LICENSE?
FURNITURE&
----------
EQUIPMENT
---------
   BSFE0001       London         S/L         33%               -
   BSFE0002       London         S/L         10%               -
   BSFE0003       London         S/L         20%        7,680.40
   BSFE0004       London         S/L         10%        4,008.28
   BSFE0005       London         S/L         10%               -
   BSFE0006       London         S/L         10%               -
   BSFE0007       London         S/L         10%               -
   BSFE0008       London         S/L         10%          641.55

   BSFE0009     20.09.2002    Corporate Environments     2835        Office Furniture
   BSFE0010     26.06.2002    Corporate Environments     2505        Office Furniture

COMPUTER
--------
EQUIPMENT
---------

   BSCE0001     05.10.2000    Misco                     2607967      BT Speedway
                                                                     ISDN PCI
   BSCE0002     05.10.2000    Dixons                    042420       Electrical Cables
                                                                     etc
   BSCE0003     05.10.2000    MicroWarehouse            4424872      Intel Express
                                                         0101        Stackable Hub
   BSCE0004     13.10.2000    MicroWarehouse            4443858      Cable
                                                         0001
   BSCE0005     06.10.2000    MicroWarehouse            4427464      Cable
                                                         0101
   BSCE0006     06.10.2000    Argos                     025492       Ferguson
                                                                     Television
   BSCE0007     10.10.2000    MicroWarehouse            4435011      Microsoft
                                                         0101        BackOffice
   BSCE0008     19.10.2000    M Wilkinson               22974880     Licences for
                                                                     BSCE0007
   BSCE0009     18.10.2000    MicroWarehouse            4454527      Keyspan
                                                         01011       Firewire PCI Card
   BSCE0010     30.10.2000    M Wilkinson               Expenses     4 x Televisions
   BSCE0011     18.10.2000    HiFi Care                 9290493      3 x Speakers
   BSCE0012     05.12.2000    Shasonic Megastore        5454098      Grundig GV9401
                                                                     Nicam

   BSFE0009      London         S/L          10%        16,171.35
   BSFE0010      London         S/L          10%         5,000.00

COMPUTER
--------
EQUIPMENT
---------

   BSCE0001      London         S/L          33%                -

   BSCE0002      London         S/L          33%                -

   BSCE0003      London         S/L          33%                -

   BSCE0004      London         S/L          33%                -

   BSCE0005      London         S/L          33%                -

   BSCE0006      London         S/L          33%                -

   BSCE0007      London         S/L          33%           293.67

   BSCE0008      London         S/L          33%                -

   BSCE0009      London         S/L          33%                -

   BSCE0010      London         S/L          33%           248.93
   BSCE0011      London         S/L          33%                -
   BSCE0012      London         S/L          33%                -

   BSCE0013     08.01.2001    MicroWarehouse            4615651      Adaptor USB to
                                                         0101        LAN
   BSCE0014     02.11.2000    SN Systems Limited        01267        4 x ProDG - PS2

   BSCE0015     13.12.2000    SN Systems Limited        00112        2 x ProDG - PS2

   BSCE0017     23.01.2001    Dell                      3384538      2 x P.C.'s
                                                          91
   BSCE0018     27.02.2001    Sony Computer             1080003      PS2 Dubugging
                              Entertainment               846        Station x 3
   BSCE0019     01.10.2001    Gateway                   3412225      11 x PC's
   BSCE0020     01.11.2000    Gateway                   3448781      GP-7 Business
                                                                     System UK
                                                                     Credit for
                                                                     BSCE0019
   BSCE0021     06.12.2000    Dabs.com                  I2611654     2 x Ext USB
                                                                     HL 1270N
   BSCE0022     13.10.2000    MR Systems                OP/0165      Brother
                                                         003
   BSCE0025     29.11.2000    MicroWarehouse            4546946      NetGear ISDN
                                                         0001        Router
   BSCE0026     15.12.2000    Dell                      3383677      Base PE4400
                                                         58/09       800 Mhz - Office
                                                                     Server
   BSCE0028     19.01.2001    MicroWarehouse            4653529      Wacom Intuos
                                                         0001        A5 USB
   BSCE0029     29.01.2001    St@c Limited              1186         Various Software
                                                                     Packages
   BSCE0030     12.02.2001    St@c Limited              1219         1 x Adobe
                                                                     Illustrator
   BSCE0031     21.02.2001    Dabs.com                  I2739438     24 Port 10/100 Switch

   BSCE0013      London         S/L          33%               -

   BSCE0014      London         S/L          33%        3,475.90     S'ware
                                                                     License
   BSCE0015      London         S/L          33%        1,738.51     S'ware
                                                                     License
   BSCE0017      London         S/L          33%        1,221.71

   BSCE0018      London         S/L          33%          522.80

   BSCE0019      London         S/L          33%        3,523.54
   BSCE0020      London         S/L          33%               -

   BSCE0021      London         S/L          33%               -

   BSCE0022      London         S/L          33%               -

   BSCE0025      London         S/L          33%               -

   BSCE0026      London         S/L          33%        2,128.05


   BSCE0028      London         S/L          33%          322.00

   BSCE0029      London         S/L          33%        1,825.75

   BSCE0030      London         S/L          33%               -

   BSCE0031      London         S/L          33%               -

   BSCE0032     22.02.2001    Dabs.com                  I2743612     Windows 2000 x 2
   BSCE0035     18.12.2000    Sony Computer             1090009      PS2
                              Entertainment              518         Development Systems
   BSCE0036     24.04.2001    Dabs.com                  I2833919     OC Internet Firewall
   BSCE0037     07.05.2001    Gultronics                 0110        Hard Disc Drive
   BSCE0038     31.01.2001    St@c Limited               01011       3 x Adobe - Credit
                                                                     for BSCE0029
   BSCE0039     19.04.2001    Online GB Limited         1764821      Printer
                                                         30030
   BSCE0040     29.03.2001    SN Systems Limited         1481        1 x ProDG -
                                                                     PS2
   BSCE0044     05.06.2001    Sony Computer             1090016      PS2 Debugging
                              Entertainment               355        Station x 2
   BSCE0046     04.09.2001    Sony Computer              Wire        DTL-S15010 &
                              Entertainment             Transfer     DVD-R47PS
   BSCE0047     11.06.2001    Argos                     027642       2 x TVs & 1 x PS2
   BSCE0051     17.07.2001    Sony Computer             1090017      2 x PS2
                              Entertainment               787        Debugging
                                                                     Stations
   BSCE0052     28.08.2001    Misco                     2970022      Visual Studio Ent 6.01
   BSCE0054     20.12.2001    SN Systems Limited         1961        ProDG for Nintendo
                                                                     Gamecube
   BSCE0055     15.01.2002    Nintendo                    231        5 x Gamecube NR Readers/2 NR Writers

   BSCE0032      London         S/L          33%          522.08
   BSCE0035      London         S/L          33%        6,815.45     Dev Kit
                                                                     license
   BSCE0036      London         S/L          33%               -
   BSCE0037      London         S/L          33%               -
   BSCE0038      London         S/L          33%         -249.23

   BSCE0039      London         S/L          33%               -
   BSCE0040      London         S/L          33%          870.23     S'ware
                                                                     License
   BSCE0044      London         S/L          33%          325.74

   BSCE0046      London         S/L          33%          676.28

   BSCE0047      London         S/L          33%          287.49
   BSCE0051      London         S/L          33%          623.82

   BSCE0052      London         S/L          33%          640.52
   BSCE0054      London         S/L          33%        1,879.94     S'ware
                                                                     License
   BSCE0055      London         S/L          33%         830.01

   BSCE0059     21.06.2002    SN Systems Limited         2433        ProDG for
                                                                     Nintendo
                                                                     Gamecube x2
   BSCE0062     30.05.2002    MW Expenses                            3 x TV's
   BSCE0063     30.11.2001    SN Systems Limited         Bam US      ProDG for
                                                                     Nintendo Game Cube
   BSCE0065     14.08.2002    Nintendo                  2215603      Development
                                                                     Kits x 2
   BSCE0066     30.08.2002    M Wilkinson                Aug02       Televisions x 5
                                                         Exps
   BSCE0067     04.09.2002    Sanyo                     90131910     28" Television
   BSCE0068     10.09.2002    Microtec 99                63307       20Gb Fujitsu Drive
   BSCE0072     12.11.2002    SN Systems Limited          2916       Product GCN
                                                                     Support
   BECE0011     20.07.2001    Argos Direct              75641704     Television
   BECE0026     19.09.2001    Microtec 99               INV37872     Adaptec  29160
                                                                     Multi PCI & Cable
   BECE0069     28.02.2002    Sony                       UTFP        CD/DVD Emulator
   BECE0090       6.2002      Nintendo                  US Wire      Game Cube Development
                                                                     System

   BSCE0059      London         S/L          33%         5,066.77    S'ware
                                                                     License

   BSCE0062      London         S/L          33%           424.98
   BSCE0063                     S/L          33%         5,756.71    S'ware
                                                                     License
   BSCE0065                     S/L          33%        10,622.62    Dev Kit
                                                                     license
   BSCE0066                     S/L          33%           538.77

   BSCE0067                     S/L          33%           296.32
   BSCE0068                     S/L          33%                -
   BSCE0072                                                325.78    S'ware
                                                                     License
   BECE0011                     S/L          33%                -
   BECE0026                     S/L          33%                -

   BECE0069                     S/L          33%         3,646.72
   BECE0090                     S/L          33%         9,637.38    Dev Kit
                                                                     license
                                                        ---------
                                                        98,340.81
                                                        =========

                      SCHEDULE 3 - DEVELOPMENT KIT LICENCES

1. Microsoft Corporation Xbox Development Kit License dated 2nd January 2002 made between Microsoft Corporation and BAM Entertainment Inc.

2. Nintendo of America Inc., Development Kit License dated 9 January 2001 made between Nintendo of America Inc and BAM Entertainment Inc.

3. Tools and Materials Loan Agreement dated 24 October 2001 made between Sony Computer Entertainment Europe Limited and BAM Studios (Europe) Limited.

4.       SN Systems software licence.

                             SCHEDULE 4 - WARRANTIES

1.       GENERAL

1.1      OWNERSHIP OF ASSETS

1.1.1 The Seller has not parted with the ownership, possession or control of, or disposed or agreed to dispose of, or granted or agreed to grant any option or right of pre-emption in respect of, or offered for sale, its estate or interest in any of the Assets except in the ordinary course of the Business and none of the Assets is subject to any Encumbrance or any agreement or commitment to give or create any Encumbrance.

1.1.2 The Seller is the only legal and Beneficial owner of the Business and the Assets free from all Encumbrances and is entitled absolutely and unconditionally to sell full legal and beneficial ownership of the Business and Assets with full title guarantee to the Buyer on the terms set out in this Agreement without any consent or approval of any third party.

2.       LITIGATION

         The Seller is not engaged in any litigation or arbitration proceedings in respect of the Business, as plaintiff or defendant; so far as the Seller is aware there are no such proceedings pending or threatened, either by or against the Seller and so far as the Seller is aware there are no facts or circumstances which are likely to give rise to any litigation or arbitration.

3.       PROPERTY

3.1      INTERESTS IN PROPERTY

3.1.1 Other than the Properties, the Sellers do not for the purposes of or in connection with the Business, own, use, occupy or have any interest in or liability for or in respect of any land or buildings.

3.1.2 The particulars of the Properties set out in this Agreement are correct and not misleading.

3.1.3 The Sellers have disclosed to the Purchaser all documents relating to the Properties which it has in its possession.

3.2      TITLE TO THE PROPERTIES

3.2.1    The Sellers:-

         3.2.1.1 so far as they are aware own, use and occupy the Properties free from any mortgage, charge, or other encumbrance, option, right of pre-emption right of redemption, or other agreement or arrangement;

         3.2.1.2 so far as they are aware do not by their ownership, use or occupation of any land or buildings contravene any requirement or restriction having the force of law;

         3.2.1.3 are the sole legal and beneficial owners of the Properties and have in their possession or under their control free of any lien all original title deeds and documents necessary to prove their title to the Properties all of which are where necessary fully stamped with ad valorem stamp duty and a produced document stamp; and

3.2.2 The Sellers have received no notice of breach of any covenants, conditions, restrictions, limitations affecting the Properties.

3.2.3 As far as the Sellers are aware, there is no overriding interest (as defined in section 70 of the Land Registration Act 1925), no right, easement, wayleave, licence or informal arrangement, public or private is enjoyed or in course of being acquired by or against the Properties.

3.2.4 As far as the Sellers are aware, there are no circumstances in existence which would entitle or require any landlord or other person to exercise any powers of entry and taking possession or other enforcement action or which would otherwise restrict or terminate the continued possession or occupation of the Properties or any part of it.

3.3      ACCESS AND ANCILLARY RIGHTS

3.3.1 All means of access to the Properties are over roads or other highway and footpaths which have been adopted for maintenance at public expense by the local authority.

3.3.2 So far as the Sellers are aware, the Properties generally enjoy the benefit of such easements and other rights as may be necessary for the full beneficial use and enjoyment of the Properties for the purposes for which the Properties are currently used or intended to be used there are no restrictions on the hours of exercise of the easements and other rights and none of the easements or other rights are enjoyed on terms entitling any person to curtail or terminate them.

3.4      LEASEHOLD PROPERTY

3.4.1 The Leasehold Property is held under the terms of the Property Leases and no licences or collateral assurances, undertakings or concessions have been granted.

3.4.2 The Leasehold Property is held under headleases which contain no unusual or onerous provisions or any rights for the landlord to determine the leases and are expressed to be subject to a right of re-entry exercisable only on the grounds of non-payment of rent or breach of covenant.

3.4.3 The rents referred to in the Property Leases are the current rents payable for the Leasehold Property and there are no rent reviews in the course of being determined.

3.4.4 The Sellers have paid the rents and all other sums payable under Property Leases on the due dates for payment and the last demand for rent was unqualified and the Property Leases are valid and in full force.

3.4.5 All licences, consents and approvals required from the landlords in respect of the Property Leases have been obtained and the covenants on the part of the tenant contained in such licences, consents and approvals and have been duly performed and observed in all material respects.

3.4.6 No notices have been served by the landlord in respect of the Property Leases.

3.4.7 The documents of title to the Property Leases include all necessary consents for the grant of the leases and satisfactory evidence of the reversioner's title, of the current annual rent having been agreed or determined where it is not the same as that originally reserved by the Property Leases and of all reversioner's consents required under the Property Leases having been obtained.

3.4.8 So far as they are aware the Sellers have observed and performed the covenants and conditions contained in the Property Leases in all material respects, and have received no complaint regarding any alleged breach of any such covenants and conditions.

3.5      PERMISSIONS AND CONSENTS

3.5.1 So far as the Sellers are aware no orders, proposals, applications or schedules of dilapidations affecting or relating to the Properties have been served or made by any authority or other person or by the Sellers.

3.5.2 The current use of the Properties are as stated in the Property Leases and such use is a lawfully established or fully permitted use for the purposes of the Planning Acts.

3.5.3 No planning permission has been given subject to unusual or onerous conditions or on a temporary or personal basis and no permission is suspended or remains unimplemented in whole or in part and no planning application has been submitted which awaits determination.

3.5.4 All necessary planning permissions, bye-law consents, building regulations consents and other statutory permissions and approvals in respect of the Properties have been obtained and complied with.

3.5.5    The Properties are not subject to or affected by any agreement under
         Section 106 of the Town and Country Planning Act 1990, Section 33 of the Local Government (Miscellaneous Provisions) Act 1982 or any legislation of a similar nature, nor are the Properties the subject of a notice to treat or a notice of entry and no proposals have been published for its compulsory acquisition.

3.5.6    There is no stop notice or enforcement notice affecting the Properties.

3.6      OUTGOINGS AND STATUS

         All rates and other payments due in respect of the Properties have been duly paid.

3.7      FIXTURES AND FITTINGS

         All fixtures, fittings, plant and equipment (other than tenant's property and meters and other equipment belonging to suppliers of telephone, electricity, gas and water services) are the Sellers' own absolute property free from encumbrances.

3.8      CLAIMS AND DISPUTES

3.8.1 The Seller has received no notice of any outstanding or anticipated action, claim, proceeding, demand, dispute or liability (contingent or otherwise) in respect of the Properties.

3.8.2 There is no dispute with any adjoining or neighbouring owner with respect to boundary walls and fences or with respect to any easement, right or means of access to the Properties.

3.8.3 The Sellers have not had occasion to make any claim or complaint in relation to any neighbouring property or its use or occupation.

3.9      GENERAL

3.9.1 Any replies given by or on behalf of the Sellers to enquiries before contract raised by or on behalf of the Purchaser relating in any way to the Properties are true complete and accurate in all respects and contain all information known or available to the Sellers.

3.9.2 There is no other matter which the Sellers are or ought to be aware of which materially adversely affects the right or title of the Sellers which should be revealed to the Purchaser.

4.       EMPLOYEES

4.1      PARTICULARS OF EMPLOYEES AND TERMS OF EMPLOYMENT

4.1.1 No person is employed or engaged in the Business (whether under a contract of service or a contract for services) other than the Employees and all of the Employees are employed directly by the Seller and all of the Employees are employed under the Employment Contracts as disclosed and each of the Employees is employed exclusively in the Business.

4.1.2 No person has been offered engagement in the Business who has not yet commenced his duties and is not disclosed in the Schedule 1.

4.1.3 There is no person previously employed by the Seller or any other person in the Business who now has or may in the future have a right to return to work (whether for reasons connected with maternity leave or absence by reason of illness or incapacity or otherwise) or a right to be reinstated or re-engaged in the Business or to any other compensation.

4.1.4    There are attached to the Disclosure Letter:-

         4.1.4.1 copies of the contracts of employment between the Seller and each of the Employees and any other documents in force relating to the Employees together with a statement of any terms in relation to a particular Employee's employment which have not been recorded in writing between the Seller and the relevant Employee;

         4.1.4.2 the Seller's current employee handbook and the Seller's current policies affecting or concerning the Employees;

         4.1.4.3 all other material documents relating to the employment of the Employees.

4.1.5 Full particulars of the Employees, including dates of commencement of employment, date of birth, terms and conditions of employment and benefits, including, without limitation, profit sharing, commission or bonus arrangements, whether discretionary or contractual, are set out in Schedule 1 and the Disclosure Letter.

4.1.6 No change has been made or promised by the Seller in the terms of employment of any of the Employees and no negotiation or request for such change is due or expected within six months from the date of this Agreement.

4.1.7 No gratuitous payment has been made or proposed by the Seller in connection with the actual or proposed termination, retirement, breach, suspension or variation of any employment or engagement of any former employee of the Business or any Employee and there is no outstanding obligation or ex gratia arrangement for the Seller to make any such payment.

4.1.8 During the last three months no Employee has given or received notice terminating his employment in connection with the Business and no Employee is entitled to or, so far as the Seller is aware, intends or is likely to terminate his employment as a result of the entering into of this Agreement on Completion.

4.1.9 No amount is owing to any of the Employees other than salary or wages for the current month and accrued holiday pay.

4.2      COMPLIANCE

4.2.1 The Seller has paid to the Inland Revenue and any other appropriate authority all taxes, National Insurance contributions and other levies due in respect of the Employees in respect of their employment by the Seller up to Completion.

4.2.2 In respect of each of the Employees the Seller has complied with all material obligations imposed on it by all relevant statutes, regulations and codes of conduct and practice affecting its employees and has maintained records regarding the service and terms and conditions of each of the Employees.

4.2.3 So far as the Seller is aware all of the Employees have leave to enter and remain in the United Kingdom and are entitled to work in the United Kingdom.

4.2.4 During the 12 month period prior to Completion the Seller has not been party to any relevant transfer, as defined in the Employment Regulations, nor has the company failed to comply with any duty to inform or consult any appropriate representative under the Employment Regulations.

4.3      DISPUTES AND LABOUR RELATIONS

4.3.1 So far as the Seller is aware there is no industrial action or dispute threatened or existing or anticipated in respect of or concerning any of the Employees.

4.3.2 The Seller is not engaged or involved in any dispute, claim or legal proceedings with any of the Employees nor with any other person employed by the Seller in respect of whom liability is deemed to pass to the Buyer by notice of the Employment Regulations and so far as the Seller is aware there is no likelihood of any such dispute, claim or proceeding arising at any time.

4.3.3 The Seller is not in relation to the Business party to any contract, agreement or arrangement with any trade union or staff association or other body or organisation representing any of the Employees nor are any of the Employees members of any such trade union, staff association or other body or organisation.

5.       PENSIONS

         For the purposes of this clause the "SCHEME" means the group personal pension scheme insured with Clerical Medical Group;

5.1.1 Save for the Scheme, BAM is not and never has been a party to and has no obligation and never has had any obligation to provide and does not participate in or contribute to and never has participated in or contributed to any scheme or arrangement for the provision of any pension, retirement, death, incapacity, sickness, disability, accident or healthcare benefits, or any gratuities, allowances or any other similar benefits to or for the benefit of any of its present or former officers, employees or any of their families or dependants.

5.1.2 All material information concerning the Scheme has been disclosed to the Buyer.

5.1.3 In relation to the Scheme BAM complies with and has always complied with all applicable laws (including sex discrimination law), regulations and requirements applicable to such schemes.

5.1.4 No employee has been excluded from membership of the Scheme on the grounds of the number of hours worked per week by that employee.

5.1.5 All employers' and employees' contributions are paid monthly in arrears and those contributions due and payable to the Scheme prior to Completion have been paid. The Seller has notified the Buyer of the rate at which contributions to the Scheme are paid and the basis on which they are calculated. BAM has at all times paid employee contributions to the Scheme within the prescribed statutory period.

5.1.6 BAM has not engaged in any practice or exercised any discretion for the purpose of creating an expectation of benefits on the part of any person different from those benefits which would otherwise be payable to that person under the rules of the Scheme from time to time.

5.1.7 All actuarial, consultancy, legal and other fees, charges or expenses in respect of the Scheme payable by BAM have been paid and no services have been rendered in respect of the Scheme in respect of which an account or other invoice has not been rendered.

5.1.8 The Scheme provides only money purchase benefits and BAM has not given any assurance (oral or written) to any beneficiary that his or her benefits under these schemes will be calculated wholly or partly by reference to any person's remuneration or will constitute (approximately or exactly) any particular amount.

5.1.9 Apart from routine claims for payment of benefits there are no actions, claims or demands outstanding or threatened against or in respect of the Scheme (including any complaint to the Pensions Ombudsman) and there are no circumstances which might give rise to any such action, claim or demand. BAM has not given any indemnity to any person in connection with the Scheme.

5.1.10 BAM complies and has at all times complied with any duty to facilitate access to a stakeholder pension arrangement (under section 3 of the Welfare Reform and Pensions Act 1999).

6.       DEVELOPMENT KIT LICENCES

6.1      PERFORMANCE OF LICENCES

6.1.1 The terms of all the Development Kit Licences have been complied with by the Seller (including in respect of the payment of all sums due as at the date of this Agreement in relation to the Development Kit Assets) and by the other parties to the Development Kit Licences in all respects and there are no circumstances likely to give rise to a default by the Seller or by the other parties under any the Development Kit Licences.

6.1.2 All the Development Kit Licences may not be legally assigned by the Seller to the Buyer without the consent of the other parties thereto.

6.1.3 No party to any Development Kit Licence is in default thereunder, and there are no circumstances likely to give rise to such a default.

6.1.4 The Seller has no knowledge of the invalidity of or grounds for rescission, avoidance or repudiation of any Development Kit Licence and has received no notice of any intention to terminate, repudiate or disclaim any Development Kit Licence.

6.1.5 There are no outstanding claims against the Seller on the part of customers or other parties in respect of defects in quality or delays in delivery or completion of Licences or deficiencies of design or performance or otherwise relating to liability for goods or services sold or supplied by the Seller and no such claims are threatened or anticipated and there is no matter or fact in existence in relation to goods or services currently sold or supplied by the Seller which might give rise to the same.

                        SCHEDULE 5 - SELLER'S PROTECTION

1.       BUYER CAN ONLY RECOVER ONCE

         The Seller shall not be liable in respect of any claim under the Warranties to the extent that the subject of the claim has been or is made good or otherwise compensated for without cost to the Buyer.

2.       QUANTUM

2.1 The Seller shall not be liable in respect of a claim under the Warranties unless and until the aggregate amount of its liability in respect of all such claims exceeds L5,000 in which event the Seller shall be liable for the whole of such amount and not simply the excess.

2.2 The total aggregate liability of the Seller under the Warranties shall not in any event exceed the amount of the Consideration.

3.       TIME LIMITS

3.1 The liability of the Seller in respect of any claim under the Warranties shall cease on the first anniversary of Completion unless the Buyer shall have given to the Seller written notice of the claim (specifying in reasonable detail the matter in respect of which such claim is made, the nature of the claim and (save to the extent that such Claim is contingent or unquantifiable) a reasonable estimate of the amount claimed) before such date.

3.2 Any claim notified in accordance with paragraph 3.1 shall (if it has not been previously satisfied, settled or withdrawn) be deemed to have been withdrawn unless legal proceedings in respect of it have been commenced by being both issued and served within 6 months of the date of such notification.

4.       MATTERS TO BE TAKEN INTO ACCOUNT IN COMPUTING SELLER'S LIABILITY

         The Seller shall not be liable in respect of a claim under the Warranties:-

4.1      to the extent that such claim arises or is increased as a result of:-

4.1.1    any change in the law after the date of this Agreement;

5.       CONDUCT OF CLAIMS INVOLVING THIRD PARTIES

5.1      The Buyer shall notify the Seller of any claim:-

5.1.1    made against it by a third party; or

5.1.2    which it is entitled to bring against a third party

         which claim is based on circumstances in each case giving rise to a claim under the Warranties.

5.2 The Buyer shall procure that the conduct, negotiation, settlement or litigation of the claim by or against the third party is, so far as reasonably practicable, carried out in accordance with the wishes of the Seller and at the Seller's cost subject to the Seller giving timely instructions to the Buyer and providing security for any costs and expenses which might be incurred by the Buyer in so doing provided that nothing in this Agreement shall preclude the Buyer from taking any action (which shall include a decision not to take any action) which, in the opinion of the Buyer, is necessary and in the absence of which the legitimate interests of the Buyer would be likely to be materially adversely affected.

6.       RECEIPTS FROM THIRD PARTIES

         If the Seller makes any payment to the Buyer in relation to any claim under the Warranties and the Buyer subsequently recovers from a third party a sum which is directly referable to the subject matter of that claim, the Buyer shall repay to the Seller so much of the amount paid by the Seller to the Buyer as does not exceed the sum recovered from the third party less any liabilities to taxation and less all costs (including any unrecoverable VAT) incurred by the Buyer in recovering that sum from such third party.

                         SCHEDULE 6 - PROPERTY SCHEDULE

1.       DEFINITIONS AND INTERPRETATION

1.1 In this Schedule unless the context otherwise requires the following expressions shall have the following meanings:-

         "CONDITION" means the condition set out in paragraph 2.2;

         "COURT PROCEEDINGS" means proceedings issued by the Seller in the court of competent jurisdiction for a declaration that an Underlease Consent has been unreasonably withheld or delayed;

         "LANDLORD" means the person who is lessor/landlord under the Property Leases and is entitled to the freehold or leasehold reversion immediately expectant upon the term granted by the Property Leases and the successors in title and assigns of such person and includes the person or persons entitled to the freehold and any other interest in reversion which is superior to the interest of the lessor/landlord under the Property Leases;

         "LOSSES" means all losses liabilities costs (including without limitation legal and surveyor's fees (whether internal or external) charges expenses actions proceedings claims and demands;

         "OPTION DEED" means the option deed in the form annexed of Appendix 2;

         "ORDER" means an order pursuant to Section 38(4) of the Landlord and Tenant Act 1954 (as amended by Section 5 of the Law of Property Act
         1969) authorising the exclusion of the provisions of Sections 24-28 (inclusive) of the Landlord and Tenant Act 1954;

         "SELLER" means in relation to each Property Bam Entertainment Limited and includes persons deriving title under it;

         "UNDERLEASES" means the underleases of the Properties to be entered into at the Underlease Completion Date between the Buyer and the Seller in the forms annexed at Appendix 1 subject to such amendments as may be required by the Landlord;

         "UNDERLEASE COMPLETION DATE" in relation to each Property means the date upon which completion of that Underlease actually takes place;

         "UNDERLEASE CONSENT" means all consents required from the Landlord to underlet the Properties.

1.2 The paragraph headings in this Schedule shall not affect its interpretation.

1.3 Unless the context otherwise requires, references in this Schedule to clauses shall be construed as references to clauses of the Agreement of which this Schedule is a party; references to paragraphs shall be construed as references to paragraphs of this Schedule; and references to Appendix shall be construed as references to the Appendix to this Schedule.

2.       GRANT OF THE UNDERLEASES AND OBTAINING UNDERLEASE CONSENTS

2.1 The Seller shall grant the Underleases and the Buyer shall take the Underleases on the later of Completion or five working days from the date of obtaining the Underlease Consent (subject to the provisions of this Schedule and of this Agreement and the Underlease shall be construed accordingly).

2.2 Completion of the grant of each Underlease shall be conditional upon the Underlease Consent and the grant of an Order in respect of them.

2.3 The Seller shall at its own cost use reasonable endeavours to obtain the Order in respect of each Underlease and the Buyer shall co-operate in obtaining the Order.

2.4 The Seller shall not later than five working days from Completion or such longer period as the Buyer shall agree procure that an application is made to the Landlord for the Underlease Consent and shall keep the Buyer fully informed of the material progress of each application.

2.5 The Seller and the Buyer shall use their respective reasonable endeavours to obtain the Underlease Consent including taking Court Proceedings at the joint cost of the Seller and the Buyer.

2.6 The Buyer will take all reasonable steps to assist the Seller in obtaining each Underlease Consent and without prejudice to the generality of the foregoing will:-

2.6.1 provide to the Seller all information references and documents as shall be reasonably requested by the Landlord to support any application for an Underlease Consent made by the Seller in accordance with this Schedule or which may otherwise be agreed by the parties;

2.6.2 enter into direct covenants with the Landlord to observe and perform the tenant's covenants and obligations contained in the Property Leases throughout the residue of the term of the Property Leases;

2.6.3 if required by the Landlord to provide such guarantee, surety or other security for the obligations of the Buyer as tenant under the Underleases as is reasonably acceptable to the Landlord.

2.7 The Buyer shall not communicate with the Landlord without the prior written consent of the Seller which shall not be unreasonably withheld or delayed.

2.8 The Buyer shall with effect from Completion until the earlier of the Underlease Completion Date or the expiry of a period equal to the contractual term to be granted by the relevant Underlease be entitled to occupy each Property as licensee upon the terms and conditions contained in the Underlease (such licence only to be revocable if forfeiture by the Landlord on account of the Buyer's occupation itself constituting a breach of covenant or condition in the Underlease cannot be avoided otherwise than by requiring the Buyer to vacate the relevant Property).

2.9 During such period the Buyer shall indemnify and keep the Seller indemnified on demand against all rents service charges insurance premiums and other sums payable by the Buyer under the Underleases in respect of such period and shall observe the tenant's covenants and conditions contained therein and shall keep the Seller indemnified from and against all Losses arising from any breach or non-performance thereof other than any arising by reason of the Buyer occupying the Properties without Landlord's consent.

2.10 Any payments made to the Seller in respect of the Property pursuant to this Agreement shall be reckoned as payment for the period to which it relates of the rent service charges insurance premiums and other sums that would have been payable under the relevant Underlease for that period if such Underlease has been granted.

2.11     If:-

2.11.1 the Seller and the Buyer agree in writing that a Landlord has unreasonably withheld and/or delayed any Underlease Consent; or

2.11.2 a declaration in the Seller's favour is obtained from the relevant court pursuant to Court Proceedings and the period of five weeks has passed since the perfection of the order for such declaration without any appeal against such declaration having been lodged by the Landlord; or

2.11.3 the Seller or the Buyer serves notice in writing on the other referring to this sub-paragraph 2.11.3 at any time following the expiry of six months after Completion;

         then for the purposes of this Schedule the Underlease Consent shall be deemed to have been granted on the date any such declaration is made or any such agreement is reached or any such notice is served and therefrom the Condition shall be deemed to be satisfied and the Seller's obligations under paragraph 2 shall cease in relation to such Property Leases.

2.12 If the Underleases are made following service of a notice pursuant to sub-paragraphs 2.11.3 and any Consent has not in fact then been granted the Buyer shall also indemnify the Seller against all Losses arising therefrom.

3.       TITLE

3.1 In relation to the Properties or part thereof held by the Seller, title shall comprise copies of the Property Leases and the Underleases.

3.2 Title to the Properties having been deduced to the Buyer or the Buyer's solicitors prior to the date hereof (as the Buyer hereby admits) the Buyer shall be deemed to have accepted such title and shall not raise any enquiries or requisitions thereon other than resulting from the pre-completion searches at H.M. Land Registry or pre-completion Central Land Charges searches nor make any objections in respect thereof after the date hereof except where the subject matter of the enquiry or requisition would not have been revealed by a search at H.M. Land Registry or the Central Land Charges Register five business days prior to the date hereof.

4.       MATTERS AFFECTING THE PROPERTIES

4.1 any matters contained or referred to in the Property Register or the Charges Register of the registered title to any superior title to the Property Leases kept at H.M. Land Registry;

4.1.1 All matters referred to in the Landlord's Solicitors' written replies to enquiries raised by Harris Cooper Walsh on the grant of the Property Leases

4.1.2 the rent reserved by and the covenants on the part of the lessee/tenant and the conditions contained in and the other provisions of the Property Lease;

4.1.3 all rights of way light and air support drainage and other rights easements quasi-easements liabilities and public or private rights whatsoever and to any liability to repair or contribute to the repair of sewers drains pipes party structures and other like matters;

4.1.4 all matters in the nature of overriding interests as set out in Section 70(1) of the Land Registration Act 1925 (as amended);

4.1.5 all Local Land Charges (whether or not registered before the date of this Agreement) and all matters capable of registration as Local Land Charges (whether or not actually registered);

4.1.6 all notices served and orders demands proposals or requirements made by any local or other public or competent authority;

4.1.7 all actual or proposed orders directions plans notices instruments charges restrictions conditions agreements or other matters arising under any statute relating to town and country planning and any laws and regulations intended to control or regulate the construction demolition alteration or change of use of land or buildings or to preserve or protect the environment;

4.2 The Buyer acknowledges that it has made (subject as provided in paragraph 5.3) all searches enquiries and inspections which a prudent Buyer would make and (subject as aforesaid) buys subject to any matters which are, or would be, revealed by them.

4.3 The Buyer shall be deemed to purchase or accept the Underleases with full knowledge and notice of the matters aforesaid and shall not raise any objection or requisition whatsoever in respect of the same.

5.       INSURANCE

5.1 Where the Landlord covenants to maintain the insurance of the Properties the Seller shall use all reasonable endeavours at the Buyer's cost to procure that the Landlord maintains the insurance in accordance with the terms of the Property Leases. In such cases the Seller shall at the cost of the Buyer provide to the Buyer such evidence as the Buyer reasonably requires of the maintenance of such insurance and the payment of the premiums thereunder, and (where possible) of the noting of the Buyer's interest thereon.

5.2 Risk of damage or loss to the Properties shall pass to the Buyer on the entering into of this Agreement.

6.       OPTION DEED

         The Seller and the Buyer shall enter into the Option Deed on the Underlease Completion Date.

                                   APPENDIX 1

                               FORM OF UNDERLEASE

                        DATED                          2002

                            BAM ENTERTAINMENT LIMITED

                                     - AND -

                              VIS ENTERTAINMENT PLC

                           --------------------------

                                   UNDERLEASE
                                   RELATING TO
                                   PREMISES AT
                                PART GROUND FLOOR
                       124-130 SOUTHWARK STREET LONDON SE1

                           --------------------------

                                  WEDLAKE BELL

                                16 BEDFORD STREET
                                  COVENT GARDEN
                                 LONDON WC2E 9HF

                            DIRECT TEL: 020 7395 3185
                            DIRECT FAX: 020 7240 2747

                     Direct E-Mail: gmccourt@wedlakebell.com
                             REF: GM/66575/WB1-67352

THIS UNDERLEASE is made the            day of                               2002

BETWEEN:

1. BAM ENTERTAINMENT LIMITED (Company Number 04112030) whose registered office is at 2nd Floor, Upper Borough Court, Upper Borough Walls, Bath BA1 1RE ("the Landlord")

2. VIS ENTERTAINMENT PLC registered in Scotland (Company Number SC 160499) whose registered office is at Seabraes, Perth Road, Dundee DD1 4L ("the Tenant")

IT IS AGREED as follows:

1.       DEFINITIONS AND INTERPRETATION

         In this Lease:

1.1      The following words and expressions shall have the following meanings:

1.1.1    "BASIC RENT" means the yearly rent of L 20,822 exclusive of VAT;

1.1.2 "THE BUILDING" means the building known as 124-130 Southwark Street, London SE1 described as "the Building" in the Superior Lease and shown for the purpose of identification edged blue on plan B attached to this Lease.

1.1.3    "THE BUSINESS" means the Business as defined in the Business Sale
         Agreement;

1.1.4    "THE BUSINESS SALE AGREEMENT"  means an agreement dated
         between                        and                       ;

1.1.5 "INSOLVENT" means the occurrence of all or any of the following events:-

         1.1.5.1 any voluntary arrangement, scheme of arrangement, composition or assignment with or for the benefit of any of its creditors (including any voluntary arrangement as defined in the Insolvency Act 1986 ("the Act")) being entered into by or in relation to the Tenant; or

         1.1.5.2 a supervisor receiver manager administrator administrative receiver provisional liquidator interim receiver mortgagee chargee trustee in bankruptcy or other incumbrancer taking possession of or being appointed in respect of the whole or any part of the property of the Tenant or any distress execution or other process being levied or enforced (and not being discharged within twenty eight days) in respect of any of the Tenant's assets; or

         1.1.5.3 the Tenant ceasing the carrying out of his or its business as a whole or becoming unable to pay its debts within the meaning of Section 123 Section 222 Section 223 Section 224 or Section 268 of the Act

                  (disregarding the need in Section 123 of the Act for any fact or matter to be proved to the satisfaction of the Court); or

         1.1.5.4 the presentation or making as the case may be of a petition for an administration order or a winding up petition whether under Part IV or Part V of the Act or a petition under Section 264 of the Act or application for an interim order under Part VIII of the Act;

1.1.6 "INSURED RISKS" means the risks that are insured against by the Superior Landlord under the Superior Lease;

1.1.7 "INTEREST" means interest at the rate equivalent to that rate due on late payments under the Superior Lease from time to time;

1.1.8 "THIS LEASE" means this underlease and any deeds or documents expressed to be supplemental thereto;

1.1.9 "THE PORT CONTRACT" means the contracts defined as such in the Business Sale Agreement;

1.1.10 "THE PREMISES" means that the premises known as part ground floor of the Building demised by and more fully described as "the Premises" in the Superior Lease shown for the purpose of identification only edged red on plan A attached to this Lease;

1.1.11 "THE SUPERIOR LEASE" means the lease dated 5 June 2002 and made between Nairn Developments Limited (1) BAM Entertainment Limited
         (2) and BAM Entertainment Inc. (3) and all deeds and documents supplemental thereto;

1.1.12 "THE SUPERIOR LANDLORD" means the person or persons from time to time entitled to the interest immediately reversionary upon the determination or sooner expiry of the Superior Lease and shall where the context admits include its predecessors in title thereto;

1.1.13   "TERM" means a term commencing on                      and expiring on

1.2 A reference to an Act of Parliament refers to that Act as it applies at the date of this Lease and any later amendment or re-enactment of it.

1.3 The expression "Tenant's Personnel" includes the servants employees contractors agents licensees and visitors of the Tenant or any licensee of the Tenant.

1.4 The expression "Landlord" means the reversioner immediately expectant upon the determination of the Term for so long as he holds that interest.

1.5 Any covenant by the Tenant not to do or omit any act or thing shall be construed as if it were a covenant not to do or permit or suffer it to be done or omitted.

1.6 Any reference to any act of the Tenant shall include any act neglect default or omission of the Tenant or the Tenant's Personnel.

1.7 Any provision in this Lease authorising or permitting the Landlord to perform or to do anything shall be deemed to extend to any person authorised by the Landlord.

1.8 Headings appearing in this Lease are for ease of reference only and shall not be taken into account in construing this Lease.

1.9 Any obligation to pay money refers to a sum exclusive of value added tax ("VAT") and any VAT charged on it is payable in addition.

1.10 The provisions relating to interpretation of the Superior Lease shall apply save where inconsistent with the terms hereof as if they were set out in full herein.

2.       DEMISE AND RENTS

2.1 The Landlord lets the Premises to the Tenant for the Term yielding and paying:

2.1.1    FIRSTLY and from and including                          the Basic Rent;

2.1.2    SECONDLY as further rent from and including              a sum equal to
         the amount payable by the Landlord under clause 2(b)(i) of the Superior Lease ("Insurance Rent");

2.1.3    THIRDLY as further rent from and including               a sum equal to
         the amount payable by the Landlord (as tenant) under clause 2(b)(ii) of the Superior Lease ("Service Charge");

2.1.4    FOURTHLY as further rent from and including              a sum equal to
         the amount payable by the Landlord (as tenant) under clause 2(b)(iii) of the Superior Lease;

2.2      The Premises are let:

2.2.1 with the benefit of the rights granted to the Landlord in Schedule 2 of the Superior Lease and with all rights in favour of the Landlord for all purposes in connection with the Superior Lease including to take any actions or steps to remedy anything which shall or may or may tend to be a breach or a non observance thereof or to prevent any forfeiture or anticipated forfeiture thereof;

2.2.2 subject to and excepting and reserving the rights in favour of the Landlord and Superior Landlord excepted and reserved in Schedule 3 of the Superior Lease.

3.       TENANT'S COVENANTS

         The Tenant covenants with the Landlord:

3.1      RENT

         To pay the Basic Rent in accordance with Clause 2.1 by equal quarterly instalments in advance on the usual quarter days (the first and last payments being proportionate sums if appropriate) the first payment being made on the date of this Lease and to pay the Insurance Rent and Service Charge on the due date under the Superior Lease the first payments being made on the date of this Lease.

3.2      DEDUCTION AND SET OFF

         Not to reduce any payment hereunder by making any deduction from it or by setting any sum off against it whatsoever whether legal equitable or otherwise.

3.3      ALIENATION

         No to assign charge underlet hold on trust or part with or share possession or occupation of the whole or any part of parts of the Premises whatsoever.

3.4      SUPERIOR LEASE

         (Without prejudice to any other obligation on the Tenant in this respect) to observe and perform the covenants and conditions and provisions contained in the Superior Lease as if the same were set out in full in this Lease (mutatis mutandis) (save as modified or amended by this Lease) and to indemnify the Landlord from and against all actions proceedings claims damages costs expenses or losses arising from any breach non observance or non performance of such covenants and conditions on the part of the tenant under the Superior Lease.

4.       VAT

4.1.1 Upon receipt from the Landlord of a valid Value Added Tax invoice addressed to the Tenant forthwith to pay to the Landlord any Value Added Tax at the rate for the time being in force properly payable in respect of any supplies made by the Landlord to the Tenant in connection with this Lease and all consideration due from the Tenant under the terms of this Lease shall be exclusive of any Value Added Tax properly payable thereon.

4.1.2 Whenever the Tenant must reimburse the Landlord in respect of any supplies made to the Landlord in connection with this Lease to reimburse to the Landlord any irrecoverable Value Added Tax payable by the Landlord in connection with such supplies.

4.2      ALTERATIONS

         Not to make any alterations of whatsoever nature to the Premises.

5.       LANDLORD'S COVENANT

5.1      QUIET ENJOYMENT

         That the Tenant paying the said rents hereby reserved and observing and performing all and singular the covenants and conditions hereinbefore contained and on the Tenant's part to be observed and performed shall and may during the continuance of the Term peaceably and quietly hold and enjoy the Premises without any lawful interruption or disturbance from or by the Landlord or any person lawfully claiming under or in trust for the Landlord.

5.2      INSURANCE

         The Landlord at its own cost shall:-

5.2.1 use its reasonable endeavours to enforce the covenant on the part of the Superior Landlord contained in the Superior Lease to insure the Premises;

5.2.2 if the Premises shall be destroyed or damaged by any of the Insured Risks and the policy of insurance shall not have been vitiated or payment of the policy monies refused in whole or part by reason of any act or default of the Tenant or any person deriving title under the Tenant or their respective servants agents or visitors and subject to the Tenant paying any applicable excess or deductible use its reasonable endeavours to enforce the covenants on the part of the Superior Landlord contained in the Superior Lease for the reinstatement of the destruction or damage;

5.2.3 at the request and cost of the Tenant (but not more often than once in every period of twelve months) use its reasonable endeavours to obtain from the Superior Landlord a copy of the insurance policy relating to the demised premises or sufficient details thereof and within a reasonable time of receipt provide a copy thereof to the Tenant.

5.3      PROVISION OF SERVICES

         Subject to the Tenant paying the rent thirdly reserved in clause 2.1 hereof on the written request of the Tenant and at the joint cost of the Landlord and the Tenant to use reasonable endeavours to enforce compliance by the Superior Landlord under the Superior Lease with its covenant in clause 4.2 of the Superior Lease.

6.       PROVISOS

         The parties agree:

6.1      CONSENT OF SUPERIOR LANDLORD

         Whenever the consent or approval of the Landlord is required under the terms of this Lease and the terms of the Superior Lease require the consent or approval of the Superior Landlord to the matter for which such consent or approval is sought the Tenant shall at its sole cost obtain any Superior Landlord's consent or approval so sought by the Tenant and shall obtain the Landlord's consent to the approval sought (such consent to be governed by the terms of the Superior Lease).

6.2      PROVISIONS OF SUPERIOR LEASE

         Save as to the term of years the rents reserved and save to the extent inconsistent with the specific terms hereof the provisions of the Superior Lease shall have effect as if they were set out in full herein (mutatis mutandis).

6.3      COURT ORDER

         Having been authorised so to do by an Order of the Mayors and City of
         London Court made on the                         day of
         2003 under the provisions of Section 38(4) of the Landlord and Tenant Act 1954 the parties hereto hereby agree that the revisions of Section 24-28 inclusive of that Act shall be excluded in relation to the tenancy hereby created.

6.4      FORFEITURE

         The Landlord is entitled to forfeit this Lease by entering any part of the Premises whenever the Tenant:

6.4.1 is 21 days late in paying the Basic Rent even if it has not been formally or legally demanded;

6.4.2    is or becomes Insolvent; and

6.4.3    has not complied with any obligation on its part in this Lease provided that the forfeiture of this Lease does not cancel any outstanding obligation which the Tenant owes the Landlord or the Landlord owes the Tenant.

6.5      SUSPENSION OF RENT

         If during the Term the Premises shall be destroyed or so damaged by any of the Insured Risks as to be unfit for occupation and use then (provided the insurance of the Premises of loss of rent whether effected by the Landlord or any Superior Landlord shall not have been vitiated or payment of the policy monies refused in whole or part as a consequence of any act or default of the Tenant or any undertenant or their respective servants agents licensees or visitors and subject to the payment by the Tenant to the Landlord of an amount equal to any applicable excess under the relevant policy of insurance) the rent first reserved or a fair and just proportion thereof according to the nature and extent of the damage shall be suspended as from the date of such destruction or damage until the period for which the Landlord or the Superior Landlord under the Superior Lease under which the Landlord holds the Premises has insured loss of rent for the Premises has expired or until the Premises has been rebuilt and reinstated whichever is the shorter period and any dispute as to the extent or proportional period of such suspension shall be determined by a single arbitrator to be appointed by the

         Landlord and the Tenant or (if they cannot agree on such appointment) by the president for the time being of the Royal Institution of Chartered Surveyors in accordance with the Arbitration Act 1996 provided always that if insurance of loss of rent for the Premises is effected by the Superior Landlord under the Superior Lease the period extent or proportion of suspension of the rent first reserved is suspended under or by virtue of this paragraph shall in no case exceed the period extent or proportion of the suspension of rent under the Superior Lease contributed or a proportion of the Premises or the relevant part or parts thereof under the Superior Lease.

7.       OPTION TO DETERMINE

         Subject to complying with all conditions and covenants on the part of the Tenant contained in this Lease the Tenant shall be entitled to determine the tenancy created by this Lease on the later of 30 November 2003 or on the determination of the Port Contract (provided that the Tenant has made in excess of 90% of those persons employed by the Business as at the commencement of the Term of this Lease redundant and has no intention to continue to operate the Business and/or relocate the Business to alternative premises) and on such date the Lease shall cease and determine without prejudice to any rights or remedies which may then have accrued to the Landlord or the Tenant in respect of the Lease.

EXECUTED as a DEED by        )
BAM ENTERTAINMENT            )
LIMITED acting by:           )

               Director

               Director/Secretary

EXECUTED as a DEED by        )
VIS ENTERTAINMENT PLC        )
acting by:                   )

               Director

               Director/Secretary

                            DATED               2002

                            BAM ENTERTAINMENT LIMITED

                                     - AND -

                              VIS ENTERTAINMENT PLC

                             --------------------------

                                   UNDERLEASE
                                   RELATING TO
                             PREMISES AT FIRST FLOOR
                       124-130 SOUTHWARK STREET LONDON SE1

                             --------------------------

                                  WEDLAKE BELL

                                16 BEDFORD STREET
                                  COVENT GARDEN
                                 LONDON WC2E 9HF

                            DIRECT TEL: 020 7395 3185
                            DIRECT FAX: 020 7240 2747

                     Direct E-Mail: gmccourt@wedlakebell.com
                               REF: GM/WB1-66780-2

THIS UNDERLEASE is made the            day of                               2002

BETWEEN:

1. BAM ENTERTAINMENT LIMITED (Company Number 04112030) whose registered office is at 2nd Floor, Upper Borough Court, Upper Borough Walls, Bath BA1 1RE ("the Landlord")

2. VIS ENTERTAINMENT PLC registered in Scotland (Company Number SC 160499) whose registered office is at Seabraes, Perth Road, Dundee DD1 4L ("the Tenant")

IT IS AGREED as follows:

1.       DEFINITIONS AND INTERPRETATION

         In this Lease:

1.1      The following words and expressions shall have the following meanings:

1.1.1    "BASIC RENT" means the yearly rent of L 84,478 exclusive of VAT;

1.1.2 "THE BUILDING" means the building known as 124-130 Southwark Street, London SE1 described as "the Building" in the Superior Lease and shown for the purpose of identification edged blue on plan B attached to this Lease.

1.1.3    "THE BUSINESS" means the Business as defined in the Business Sale
         Agreement;

1.1.4    "THE BUSINESS SALE AGREEMENT" means an agreement dated
         between                      and                                ;

1.1.5 "INSOLVENT" means the occurrence of all or any of the following events:-

         1.1.5.1 any voluntary arrangement, scheme of arrangement, composition or assignment with or for the benefit of any of its creditors (including any voluntary arrangement as defined in the Insolvency Act 1986 ("the Act")) being entered into by or in relation to the Tenant; or

         1.1.5.2 a supervisor receiver manager administrator administrative receiver provisional liquidator interim receiver mortgagee chargee trustee in bankruptcy or other incumbrancer taking possession of or being appointed in respect of the whole or any part of the property of the Tenant or any distress execution or other process being levied or enforced (and not being discharged within twenty eight days) in respect of any of the Tenant's assets; or

         1.1.5.3 the Tenant ceasing the carrying out of his or its business as a whole or becoming unable to pay its debts within the meaning of Section 123 Section 222 Section 223 Section 224 or Section 268 of the Act

                  (disregarding the need in Section 123 of the Act for any fact or matter to be proved to the satisfaction of the Court); or

         1.1.5.4 the presentation or making as the case may be of a petition for an administration order or a winding up petition whether under Part IV or Part V of the Act or a petition under Section 264 of the Act or application for an interim order under Part VIII of the Act;

1.1.6 "INSURED RISKS" means the risks that are insured against by the Superior Landlord under the Superior Lease;

1.1.7 "INTEREST" means interest at the rate equivalent to that rate due on late payments under the Superior Lease from time to time;

1.1.8 "THIS LEASE" means this underlease and any deeds or documents expressed to be supplemental thereto;

1.1.9 "THE PORT CONTRACT" means the contracts defined as such in the Business Sale Agreement;

1.1.10 "THE PREMISES" means that the premises known as first floor of the Building demised by and more fully described as "the Premises" in the Superior Lease shown for the purpose of identification only edged red on plan A attached to this Lease;

1.1.11 "THE SUPERIOR LEASE" means the lease dated 5 June 2002 and made between Nairn Developments Limited (1) BAM Entertainment Limited
         (2) and BAM Entertainment Inc. (3) and all deeds and documents supplemental thereto;

1.1.12 "THE SUPERIOR LANDLORD" means the person or persons from time to time entitled to the interest immediately reversionary upon the determination or sooner expiry of the Superior Lease and shall where the context admits include its predecessors in title thereto;

1.1.13   "TERM"  means a term commencing on
         and expiring on                                .

1.2 A reference to an Act of Parliament refers to that Act as it applies at the date of this Lease and any later amendment or re-enactment of it.

1.3 The expression "Tenant's Personnel" includes the servants employees contractors agents licensees and visitors of the Tenant or any licensee of the Tenant.

1.4 The expression "Landlord" means the reversioner immediately expectant upon the determination of the Term for so long as he holds that interest.

1.5 Any covenant by the Tenant not to do or omit any act or thing shall be construed as if it were a covenant not to do or permit or suffer it to be done or omitted.

1.6 Any reference to any act of the Tenant shall include any act neglect default or omission of the Tenant or the Tenant's Personnel.

1.7 Any provision in this Lease authorising or permitting the Landlord to perform or to do anything shall be deemed to extend to any person authorised by the Landlord.

1.8 Headings appearing in this Lease are for ease of reference only and shall not be taken into account in construing this Lease.

1.9 Any obligation to pay money refers to a sum exclusive of value added tax ("VAT") and any VAT charged on it is payable in addition.

1.10 The provisions relating to interpretation of the Superior Lease shall apply save where inconsistent with the terms hereof as if they were set out in full herein.

2.       DEMISE AND RENTS

2.1 The Landlord lets the Premises to the Tenant for the Term yielding and paying:

2.1.1    FIRSTLY and from and including                          the Basic Rent;

2.1.2    SECONDLY as further rent from and including              a sum equal to
         the amount payable by the Landlord under clause 2(b)(i) of the Superior Lease ("Insurance Rent");

2.1.3    THIRDLY as further rent from and including               a sum equal to
         the amount payable by the Landlord (as tenant) under clause 2(b)(ii) of the Superior Lease ("Service Charge");

2.1.4    FOURTHLY as further rent from and including              a sum equal to
         the amount payable by the Landlord (as tenant) under clause 2(b)(iii) of the Superior Lease;

2.2      The Premises are let:

2.2.1 with the benefit of the rights granted to the Landlord in Schedule 2 of the Superior Lease and with all rights in favour of the Landlord for all purposes in connection with the Superior Lease including to take any actions or steps to remedy anything which shall or may or may tend to be a breach or a non observance thereof or to prevent any forfeiture or anticipated forfeiture thereof;

2.2.2 subject to and excepting and reserving the rights in favour of the Landlord and Superior Landlord excepted and reserved in Schedule 3 of the Superior Lease.

3.       TENANT'S COVENANTS

         The Tenant covenants with the Landlord:

3.1      RENT

         To pay the Basic Rent in accordance with Clause 2.1 by equal quarterly instalments in advance on the usual quarter days (the first and last payments being proportionate sums if appropriate) the first payment being made on the date of this Lease and to pay the Insurance Rent and Service Charge on the due date under the Superior Lease the first payments being made on the date of this Lease.

3.2      DEDUCTION AND SET OFF

         Not to reduce any payment hereunder by making any deduction from it or by setting any sum off against it whatsoever whether legal equitable or otherwise.

3.3      ALIENATION

         No to assign charge underlet hold on trust or part with or share possession or occupation of the whole or any part of parts of the Premises whatsoever.

3.4      SUPERIOR LEASE

         (Without prejudice to any other obligation on the Tenant in this respect) to observe and perform the covenants and conditions and provisions contained in the Superior Lease as if the same were set out in full in this Lease (mutatis mutandis) (save as modified or amended by this Lease) and to indemnify the Landlord from and against all actions proceedings claims damages costs expenses or losses arising from any breach non observance or non performance of such covenants and conditions on the part of the tenant under the Superior Lease.

3.5      VAT

3.5.1 Upon receipt from the Landlord of a valid Value Added Tax invoice addressed to the Tenant forthwith to pay to the Landlord any Value Added Tax at the rate for the time being in force properly payable in respect of any supplies made by the Landlord to the Tenant in connection with this Lease and all consideration due from the Tenant under the terms of this Lease shall be exclusive of any Value Added Tax properly payable thereon.

3.5.2 Whenever the Tenant must reimburse the Landlord in respect of any supplies made to the Landlord in connection with this Lease to reimburse to the Landlord any irrecoverable Value Added Tax payable by the Landlord in connection with such supplies.

3.6      ALTERATIONS

         Not to make any alterations of whatsoever nature to the Premises.

4.       LANDLORD'S COVENANT

4.1      QUIET ENJOYMENT

         That the Tenant paying the said rents hereby reserved and observing and performing all and singular the covenants and conditions hereinbefore contained and on the Tenant's part to be observed and performed shall and may during the continuance of the Term peaceably and quietly hold and enjoy the Premises without any lawful interruption or disturbance from or by the Landlord or any person lawfully claiming under or in trust for the Landlord.

4.2      INSURANCE

         The Landlord at its own cost shall:-

4.2.1 use its reasonable endeavours to enforce the covenant on the part of the Superior Landlord contained in the Superior Lease to insure the Premises;

4.2.2 if the Premises shall be destroyed or damaged by any of the Insured Risks and the policy of insurance shall not have been vitiated or payment of the policy monies refused in whole or part by reason of any act or default of the Tenant or any person deriving title under the Tenant or their respective servants agents or visitors and subject to the Tenant paying any applicable excess or deductible use its reasonable endeavours to enforce the covenants on the part of the Superior Landlord contained in the Superior Lease for the reinstatement of the destruction or damage;

4.2.3 at the request and cost of the Tenant (but not more often than once in every period of twelve months) use its reasonable endeavours to obtain from the Superior Landlord a copy of the insurance policy relating to the demised premises or sufficient details thereof and within a reasonable time of receipt provide a copy thereof to the Tenant.

4.3      PROVISION OF SERVICES

         Subject to the Tenant paying the rent thirdly reserved in clause 2.1 hereof on the written request of the Tenant and at the joint cost of the Landlord and the Tenant to use reasonable endeavours to enforce compliance by the Superior Landlord under the Superior Lease with its covenant in clause 4.2 of the Superior Lease.

5.       PROVISOS

         The parties agree:

5.1      CONSENT OF SUPERIOR LANDLORD

         Whenever the consent or approval of the Landlord is required under the terms of this Lease and the terms of the Superior Lease require the consent or approval of the Superior Landlord to the matter for which such consent or approval is sought the Tenant shall at its sole cost obtain any Superior Landlord's consent or approval so sought by the Tenant and shall obtain the Landlord's consent to the approval sought (such consent to be governed by the terms of the Superior Lease).

5.2      PROVISIONS OF SUPERIOR LEASE

         Save as to the term of years the rents reserved and save to the extent inconsistent with the specific terms hereof the provisions of the Superior Lease shall have effect as if they were set out in full herein (mutatis mutandis).

5.3      COURT ORDER

         Having been authorised so to do by an Order of the Mayors and City of
         London Court made on the      day of               2003 under the
         provisions of Section 38(4) of the Landlord and Tenant Act 1954 the parties hereto hereby agree that the revisions of Section 24-28 inclusive of that Act shall be excluded in relation to the tenancy hereby created.

5.4      FORFEITURE

         The Landlord is entitled to forfeit this Lease by entering any part of the Premises whenever the Tenant:

5.4.1 is 21 days late in paying the Basic Rent even if it has not been formally or legally demanded;

5.4.2    is or becomes Insolvent; and

5.4.3    has not complied with any obligation on its part in this Lease provided that the forfeiture of this Lease does not cancel any outstanding obligation which the Tenant owes the Landlord or the Landlord owes the Tenant.

5.5      SUSPENSION OF RENT

         If during the Term the Premises shall be destroyed or so damaged by any of the Insured Risks as to be unfit for occupation and use then (provided the insurance of the Premises of loss of rent whether effected by the Landlord or any Superior Landlord shall not have been vitiated or payment of the policy monies refused in whole or part as a consequence of any act or default of the Tenant or any undertenant or their respective servants agents licensees or visitors and subject to the payment by the Tenant to the Landlord of an amount equal to any applicable excess under the relevant policy of insurance) the rent first reserved or a fair and just proportion thereof according to the nature and extent of the damage shall be suspended as from the date of such destruction or damage until the period for which the Landlord or the Superior Landlord under the Superior Lease under which the Landlord holds the Premises has insured loss of rent for the Premises has expired or until the Premises has been rebuilt and reinstated whichever is the shorter period and any dispute as to the extent or proportional period of such suspension shall be determined by a single arbitrator to be appointed by the

         Landlord and the Tenant or (if they cannot agree on such appointment) by the president for the time being of the Royal Institution of Chartered Surveyors in accordance with the Arbitration Act 1996 provided always that if insurance of loss of rent for the Premises is effected by the Superior Landlord under the Superior Lease the period extent or proportion of suspension of the rent first reserved is suspended under or by virtue of this paragraph shall in no case exceed the period extent or proportion of the suspension of rent under the Superior Lease contributed or a proportion of the Premises or the relevant part or parts thereof under the Superior Lease.

6.       OPTION TO DETERMINE

         Subject to complying with all conditions and covenants on the part of the Tenant contained in this Lease the Tenant shall be entitled to determine the tenancy created by this Lease on the later of 30 November 2003 or on the determination of the Port Contract (provided that the Tenant has made in excess of 90% of those persons employed by the Business as at the commencement of the Term of this Lease redundant and has no intention to continue to operate the Business and/or relocate the Business to alternative premises) and on such date the Lease shall cease and determine without prejudice to any rights or remedies which may then have accrued to the Landlord or the Tenant in respect of the Lease.

EXECUTED as a DEED by        )
BAM ENTERTAINMENT            )
LIMITED acting by:           )

               Director

               Director/Secretary

EXECUTED as a DEED by        )
VIS ENTERTAINMENT PLC        )
acting by:                   )

               Director

               Director/Secretary

                                   APPENDIX 2

                               FORM OF OPTION DEED

                            DATED                 2003

                            BAM ENTERTAINMENT LIMITED

                                     - AND -

                              VIS ENTERTAINMENT PLC

                            ------------------------------

                                   OPTION DEED

                            ------------------------------

                                  WEDLAKE BELL

                                16 BEDFORD STREET
                                  COVENT GARDEN
                                 LONDON WC2E 9HF

                            DIRECT TEL: 020 7395 3185
                            DIRECT FAX: 020 7240 2747

                     Direct E-Mail: gmccourt@wedlakebell.com
                           REF: GM/00066575/WB1-67216

THIS DEED is made the                day of                                 2002

BETWEEN:

1. BAM ENTERTAINMENT LIMITED whose registered office is at 2nd Floor Upper Borough Court Upper Borough Walls Bath Bath North East Somerset BA1 1RG Company Number: 04112030 ("the Landlord"); and

2. VIS ENTERTAINMENT PLC (registered in Scotland Number SC160499) whose registered office is at Seabraes Perth Road Dundee DD1 41 ("the Tenant")

WHEREAS this Deed witnesseth as follows:

1.1 In this Clause 1 the following expressions will have the following meaning:-

         "LEASE" means the underlease dated                         between Bam
         Entertainment Limited and VIS Entertainment Plc;

         "NOTICE OF THE INTENTION TO BREAK" means written notice served on the Landlord of the Tenant's intention to break the Lease pursuant to Clause 6 of the Lease;

         "OPTION" means the option granted in this Clause 1 to the Landlord to require the Tenant purchase the Lease;

         "OPTION NOTICE" means a written notice served by the Landlord on the Tenant confirming that the Landlord requires the Tenant to take an assignment of the Lease in accordance with the provisions of Clause 1.2 hereof;

         "OPTION PERIOD" means a period of one calendar month commencing on 30 November 2003;

         "SUPERIOR LEASE" means the lease dated 5 June 2002 between Nairn Developments Limited )1) BAM Entertainment Limited (2) BAM Entertainment Inc. (3) and all deeds and documents supplemental to it.

1.2 If no Notice of Intention to Break has been served by 30 November 2003 the Landlord may serve an Option Notice on the Tenant within the Option Period and if this is done then the Landlord agrees to sell and the Tenant agrees to buy the Lease on the terms of this Clause 1.2 and as set out in the Schedule to this Agreement.

1.3 For the avoidance of doubt the Option may only be exercised by service of an Option Notice during the Option Period.

1.4 This Option in this Clause 1 is binding upon and is for the benefit of the successors and assigns of the Landlord.

2.1.1 Any notice to be served in connection with this clause 1 shall be in writing (which for the avoidance of doubt shall exclude facsimile transmission) and any notice or other correspondence under or in connection with the Option in this Clause 1 shall be delivered to the party in question to its registered office for the time being and in the case of the Landlord marked "for the urgent attention of Messrs. Wedlake Bell (ref GM) of 16 Bedford Street, London WC2E 9HF and in the case of the Tenant marked "for the urgent attention of the Messrs. K Legal of 1-2 Dorset Rise, London EC4Y 8AE ref (KRM/FAA/V10899.000060)" and/or by Royal Mail Special Delivery in each case to the address and marked as set out above.

2.1.2 At the same time as the notice is served in accordance with the provisions of 1.5.1 above a copy shall be sent to the solicitors of the party in question at the address set out in the Schedule but failing to do so shall not invalidate such notice.

2.1.3 Any such notice or correspondence shall be deemed to have been served as follows:-

         2.1.3.1 in the case of delivery on the date of delivery (whether or not a business day);

         2.1.3.2 in the case of service by Royal Mail Special Delivery on the third business day after the day on which it was posted.

2.1.4 Subject as provided in sub-clause 1.5.3 above in proving such service it shall be sufficient proof that the notice or correspondence was properly addressed and left at or posted by Royal Mail Special Delivery to the place to which it was so addressed.

2.1.5 In this sub-clause 1.5 business day shall mean any day other than a Saturday or Sunday or any other day which is a public holiday in the place that or to which the notice or correspondence is left or despatched.

2.2 For the avoidance of doubt, if the Lease or the Superior Lease determines in any way (including forfeiture) the Option in this Clause 1 and the Schedule hereof is also determined.

2.3 It is confirmed that the Landlord may carry out works manage and enter into deeds and documents relating to or varying the Superior Lease at any time before or after service of a Notice of Intention to Break without the consent of the Tenant that the Landlord will have no liability to the Tenant in respect of such matters and that the Tenant takes the Superior Lease subject to all such matters.

IN WITNESS whereof the parties sealed this instrument as a deed and have delivered it upon dating it.

EXECUTED as a DEED by                   )
BAM ENTERTAINMENT LIMITED               )
acting by:                              )

                             Director

                             Director/Secretary

EXECUTED as a DEED by                   )
VIS ENTERTAINMENT PLC                   )
acting by:                              )

                             Director

                             Director/Secretary

                                  THE SCHEDULE

                                   PARTICULARS
--------------------------------------------------------------------------------
THE SELLER                                  BAM ENTERTAINMENT LIMITED whose
                                            registered office is at 2nd Floor
                                            Upper Borough Court Upper Borough
                                            Walls Bath Bath North East Somerset
                                            BA1 1RG

                                            Company Number:  04112030
-------------------------------------------------------------------------------
THE BUYER                                   VIS ENTERTAINMENT PLC
                                            (registered in Scotland Number
                                            SC160499) whose registered office is
                                            at Seabraes Perth Road Dundee DD1 41
--------------------------------------------------------------------------------
THE PROPERTY                                Part Ground Floor and First Floor
                                            124-130 Southwark Street London SE1
--------------------------------------------------------------------------------
COMPLETION DATE                             Subject to the provisions of
                                            clause 8 below the date five
                                            working days after grant of the
                                            Licence
--------------------------------------------------------------------------------
PRICE                                       One pound (L1)
--------------------------------------------------------------------------------
INTEREST RATE                               4% per annum above the base rate
                                            from time to time in force of
                                            National Westminster Bank PLC
                                            calculated on a daily basis (or
                                            such other clearing bank as the
                                            Seller may reasonably stipulate by
                                            written notice to the Buyer)
--------------------------------------------------------------------------------
SELLER'S SOLICITORS                         Wedlake Bell of 16 Bedford Street
                                            Covent Garden London WC2E 9HF or
                                            such other solicitors notified by
                                            the Seller to the Buyer from time
                                            to time
--------------------------------------------------------------------------------

BUYER'S SOLICITORS                          K Legal of 1-2 Dorset Rise London
                                            EC4Y 8AE or such other solicitors
                                            notified by the Buyer to the Seller
                                            from time to time.
--------------------------------------------------------------------------------
TERMINATION DATE                                December 2004
--------------------------------------------------------------------------------
TITLE GUARANTEE                             Full title guarantee
--------------------------------------------------------------------------------

IT IS AGREED as follows:-

1.       DEFINITIONS

         In this Agreement unless the context otherwise requires the following expressions shall have the following meanings:-

         "ACCOUNTING PERIOD" means the annual or other relevant period specified in the Lease for the calculation of the service charge payable in respect of the Property and in which the Actual Completion Date occurs;

         "ACTUAL COMPLETION DATE" means the date upon which completion of the sale and purchase hereby agreed actually takes place;

         "DOCUMENTS" means the documents set out in the Third Appendix;

         "LEASE" means:

         (a) the leases short particulars of which are set out in Part 1 of the Second Appendix and all licences granted thereunder and other supplemental documents short particulars of which are set out in Part II of the Second Appendix and

         (b) any licences granted and other deeds and documents in connection with the lease completed prior to the Actual Completion Date;

         "LICENCE" means any licence consent waiver or deed of variation which is required pursuant to the Lease to be obtained from the Reversioner for the assignment of the Lease;

         "REVERSIONER" means the estate owner for the time being of any interest in reversion whether mediate or immediate to the term of years granted by the Lease;

         "STANDARD CONDITIONS" means the Standard Conditions of Sale (Third Edition);

         "THE UNDERLEASE" means two underleases of the Property dated 2003 between The Seller (1) and the Buyer (2);

         "THE 1995 ACT" means the Landlord and Tenant (Covenants) Act 1995.

2.       INTERPRETATION

2.1 The Particulars on page 1 form part of this Agreement and the terms specified in them bear the same meanings when used elsewhere in this Agreement.

2.2      In this Agreement unless the context otherwise requires:

2.2.1 references to persons shall include individuals bodies corporate (wherever incorporated) unincorporated associations and partnerships and references to one gender shall include all genders;

2.2.2 the headings are inserted for convenience only and shall not affect the construction of the Agreement;

2.2.3 any reference to an enactment or statutory provision is a reference to it as from time to time amended consolidated or re-enacted (with or without modification) and includes all instruments or orders made under such enactment;

2.2.4 every covenant made by a party comprising more than one person shall be deemed to be made by such party jointly and severally;

2.2.5    Seller includes the persons deriving title under him;

2.2.6    Buyer includes his executors and administrators;

2.2.7 working day means a day (other than a Saturday) on which clearing banks in the City of London are actually open for banking business during banking hours.

2.3 This Agreement constitutes the entire contract between the parties and may not be varied except by written agreement between the parties and signed by or on their behalf.

2.4 The Standard Conditions (as varied by the First Schedule) are incorporated herein insofar as they are applicable to a sale by private treaty.

2.5 Where this Agreement or the Lease conflicts with the Standard Conditions the provisions of this Agreement and the Lease shall prevail.

3.       SALE AGREEMENT

         The Seller shall sell and the Buyer shall purchase the Property at the Price.

4.       COMPLETION

4.1 The sale and purchase shall be completed at the offices of the Seller's solicitors in London or at such other place as they shall reasonably direct or agree on the Completion Date when the balance of the Price shall be paid by the Buyer to the Seller and any apportionments required under this Agreement made.

4.2 The money due on completion shall be paid by telegraphic or other direct credit transfer (which the Seller's solicitors' bank must receive as cleared funds by 2.00pm on the day of completion) for the credit of a bank account specified by the Seller's solicitors or by any other method reasonably requested by the Seller's solicitors.

5.       TITLE GUARANTEE

         The Seller sells the Property with the title guarantee specified in the Particulars.

6.       TITLE

6.1      Title to the Property having been deduced to the Buyer's solicitors
         (as the Buyer hereby admits) the Buyer shall be deemed to have accepted such title but shall be entitled to raise the usual pre-contractual enquiries or requisitions thereon and shall not make any objections in respect thereof after the date hereof except where the subject matter of the enquiry or requisition is registered at the Central Land Charges Register after the date hereof.

6.2 The Seller shall not be obliged to deduce title to any interest in reversion to the Lease and the Buyer shall not raise any requisitions in respect of the same as to whether the Lease is a headlease or a more remote interest.

7.       MATTERS AFFECTING PROPERTY

7.1 The Property is sold and will be transferred subject to the following matters so far as they relate to the Property and are still subsisting and capable of taking effect at the Actual Completion Date:

7.1.1 the Documents and any other deeds and documents in connection with the Lease completed prior to the Actual Completion Date;

7.1.2    any matters contained in or referred to in the Lease;

7.1.3 all rights of way light and air support drainage and other rights easements quasi-easements liabilities and public or private rights whatsoever and to any liability to repair or contribute to the repair of sewers drains pipes party structures and other like matters;

7.1.4 all overriding interests as set out in Section 70(1) of the Land Registration Act 1925;

7.1.5 all Local Land Charges (whether or not registered before the date of this Agreement) and all matters capable of registration as Local Land Charges (whether or not actually registered);

7.1.6 all notices served and orders demands proposals or requirements made by any local or other public or competent authority;

7.1.7 all actual or proposed orders directions plans notices instruments charges restrictions conditions agreements or other matters arising under any statute relating to town and country planning and any laws and regulations intended to control or regulate the construction demolition alteration or change of use of land or buildings or to preserve or protect the environment;

7.1.8 all notices served and all other steps taken in connection with the review of rent reserved by the Lease whether or not such review has been completed at the date hereof or is still in course of negotiation or determination.

7.2 The Buyer acknowledges that it has made all searches enquiries and inspections which a prudent buyer would make and buys subject to any matters which are or would be revealed.

7.3 The Buyer shall be deemed to purchase with full knowledge and notice of the matters referred to in this clause and shall not raise any objection or requisition whatsoever in respect of the same.

8.       REVERSIONER'S LICENCE AND TERMINATION OF AGREEMENT

8.1 The Property is sold subject to the Seller obtaining the Licence and in relation thereto:

8.1.1    the Buyer and the Seller shall:

         8.1.1.1 in equal proportions pay the fees of the Reversioner for the Licence;

         8.1.1.2 promptly supply such information accounts and references as shall be required by the Reversioner;

         8.1.1.3 execute any deed or licence properly required by the Reversioner (and where appropriate any mortgagee) and (if properly so required by the Reversioner) procure that a guarantor acceptable to the Reversioner shall execute a deed of guarantee of the Buyer's obligations and/or provide such alternative security as shall be acceptable to the Reversioner in order that the Reversioner does not require an Authorised Guarantee Agreement from the Seller upon assignment of the Property to the Buyer) such deed to be in such form as shall be specified in the Lease or reasonably required by the Reversioner.

8.2 In the event that completion of the sale of the Property to the Buyer does not take place before the Termination Date for any reason whatsoever then either the Seller or the Buyer may at any time on or after the Termination Date by notice in writing to the other rescind this Agreement but without prejudice to any breach by either party of its obligations under this Agreement up to the date of expiry of such notice and thereupon the provisions of Standard Condition 7.2 shall apply.

9.       ASSIGNMENT

9.1 The Buyer shall prepare and execute the assignment of the Property in duplicate and shall arrange for a duplicate of the assignment to be stamped and denoted at the Buyer's expense and returned to the Seller's solicitors as soon as reasonably practicable after the Actual Completion Date.

9.2 The Buyer will in the assignment of the Property covenant with the Seller with the object and intention of affording the Seller a full and sufficient indemnity but not further or otherwise during the continuance of the term created by the Lease until the Seller is released from (i) the tenant covenants of the Lease (including any period of statutory continuation of the tenancy created by the Lease) and (ii) any relevant authorised guarantee agreement that the Buyer will from the Actual Completion Date:

9.2.1 pay the rents reserved and observe and perform the covenants agreements and conditions in the Lease and on the lessee's part to be observed and performed; and

9.2.2 duly observe and perform all the covenants conditions and obligations binding upon the Seller and contained or referred to in the Documents and (if registered) the Registers of the relevant title; and

         will also at all times from the Actual Completion Date keep the Seller indemnified from and against all actions proceedings costs claims demands and liabilities whatsoever arising by reason of any breach non-observance and non-performance of any of those covenants conditions and obligations (and without prejudice to the provisions of Clause 8 hereof) any liability of the Seller arising under any relevant authorised guarantee agreement.

9.3      The assignment of the Property shall also contain declarations that:

9.3.1 (where the sale is with full title guarantee) notwithstanding the covenant by the Seller implied under Section 3(1) of the Law of Property (Miscellaneous Provisions) Act 1994 the transfer is subject to all matters to which it is expressed to be subject pursuant to the terms of this Agreement; and

9.3.2 the covenant by the Seller under Section 4(1)(b) of the Law of Property (Miscellaneous Provisions) Act 1994 is modified so that the Seller is not liable for any breach of a condition or tenant's obligation relating to the physical state of the Property.

10.      RESTRICTION ON SUB SALE

         The Seller shall not be required to execute an assignment of the Property for a greater consideration than the Price nor to assign the Property otherwise than by a single transfer of the whole interest in the Property in favour of the Buyer named in this Agreement.

11.      APPORTIONMENTS

11.1 Rents service charges insurance premiums and other amounts paid by the Seller under the Lease (other than default interest) and all other outgoings requiring apportionment shall be apportioned with effect from the Actual Completion Date and in the case of the service charge on the basis of the service charge payments made by the Seller during the Accounting Period to the Actual Completion Date.

11.2     Apportionments shall be calculated by reference to the number of days:

11.2.1 in the case of amounts payable in advance, to the end of the relevant period; and

11.2.2 in the case of amounts payable in arrear, from the beginning of the relevant period from or to the Actual Completion Date and the relevant period shall in relation to each item of rent and outgoings be that current for the calculation and payment of the same during which the Actual Completion Date falls on the basis that rents and other outgoings accrue at an equal daily rate throughout the calendar year in which the Actual Completion Date falls.

12.1.1 Directly the Buyer receives a final statement of the service charge from the Reversioner for the Accounting Period the Buyer shall supply a copy thereof to the Seller.

12.1.2 If the apportionment of service charge based on the final statement shall differ from that calculated on the Actual Completion Date accounts shall be adjusted between the Seller and the Buyer accordingly and:

         12.1.2.1 in the case of any amount being payable to the Seller the Buyer shall pay such amount within ten working days of receipt of the final statement of service charge from the Reversioner and;

         12.1.2.2 in the case of any amount being payable by the Seller the Seller shall pay such amount within ten working days of receipt of the final statement of service charge from the Buyer.

12.2 In calculating the liability of the Buyer and the Seller in respect of any apportioned amount there shall be left out of account any Value Added Tax chargeable on the amount to be apportioned.

13.      INSURANCE

         As between the Seller and the Buyer the Property shall be at the risk of the Buyer from the date of the Lease of which this Schedule forms part.

14.      VACANT POSSESSION

         Vacant possession of the Property shall be given on completion subject to the underlease.

15.      VAT PROVISION

         All amounts stated herein are exclusive of Value Added Tax chargeable in respect thereof and the party paying any amount shall in addition pay any Value Added Tax thereon.

16.      INTEREST

         Interest at the rate of 3% above the base rate from time to time of National Westminster Bank plc shall be charged on any amounts payable to the Seller under the terms of this Agreement from the time on which such amounts become payable until the time on which payment is actually received or deemed to be received (whether before or after judgement).

17.      SEVERABILITY

         If any provision of this Agreement is held to be invalid or unenforceable then such provision shall (so far as invalid or unenforceable) be given no effect and shall be deemed not to be included in this Agreement but without invalidating any of the remaining provisions of this Agreement.

18.      NON MERGER PROVISION

         Notwithstanding completion this Agreement shall remain in full force and effect so far as it remains to be implemented.

19.      GOVERNING LAW AND JURISDICTION

19.1 This Agreement shall be governed interpreted and construed in accordance with English law.

19.2 The parties give the courts of England exclusive jurisdiction to settle any dispute (including claims for set-off and counterclaims) which may arise in connection with the validity effect interpretation or performance of or the legal relationships established by this Agreement or otherwise arising in connection with this Agreement.

19.3 The agreement set out above is included for the benefit of the Seller and accordingly notwithstanding the exclusive agreement above the Seller shall retain the right to bring proceedings in any other court which has jurisdiction by virtue of the Convention on Jurisdiction and the Enforcement of Judgements signed on 27 September 1968 (as from time to time amended and extended).

AS WITNESS the hands of the parties or their duly authorised signatories on the date first inserted on page 1.

                               THE FIRST APPENDIX

                   STANDARD CONDITIONS AND VARIATIONS THEREOF

1.       The Standard Conditions are amended as follows:

1.1      Conditions 1.4, 2.2.1, 2.2.2, 2.2.3, 3.4.3, 5.2.2 (b), 5.2.2 (e),
         5.2.3, 6.1.1, 6.1.3, 6.7 (a), and 8.3 shall be deleted.

1.2 Condition 1.3.1: add the words "and signed by (or some person duly authorised by) the person giving it and in the case of service on the relevant party's solicitors quoting the reference set out in this agreement" to the end of the Condition.

1.3      Condition 1.3.6 (c) shall be deleted and replaced with the words:

1.3.1 by fax: if sent before 4.00 pm on a working day, the day of despatch, but otherwise on the first working day after despatch".

1.3.2    Condition 3.1.2 (c): delete the words "and could not".

1.3.3 Condition 3.1.2 (d): delete the word "except" and replace it with the word "including".

1.3.4 Condition 3.3.2(b): add the words "otherwise than by effluxion of time" after the words "if the lease ends".

1.3.5 Condition 3.3.2 (c): after the words "the consent of the buyer" add the words (such consent not to be unreasonably withheld or delayed)".

1.3.6 Condition 4.3.2: delete the words "pay for' and substitute the words "at the buyer's expense" and after the words "condition 4.3.1" insert the words "but only insofar as the seller has immediate relevant knowledge (or after reasonable enquiry has such knowledge) enabling such a declaration to be conveniently made".

1.3.7 Conditions 5.1.1 and 5.1.2 shall be deleted and replaced by the words "The property is at the risk of the buyer from the date of the Lease of which this Schedule [ ] forms part".

1.3.8 Condition 5.2.2 (f): delete the words "(except for fair wear and tear)" and add the words "and is to comply with all statutory obligations relating to the property and other covenants and conditions affecting the property or the use thereof' at the end of that Condition.

1.3.9 Condition 5.2.2(g): add the words "such policy of insurance to be in the joint names of the buyer and the seller" at the end of that Condition.

1.3.10 Condition 5.2.7: delete and replace with the words "The buyer waives the right to raise further requisitions".

1.3.11   Condition 6.1.2: alter "2.00 pm" to "1.00 pm".

1.3.12 Condition 6.3.2: delete and replace with "all apportionments are to be made with effect from the date of actual completion".

1.3.13 Condition 6.8.2 (b): add the words "or if reasonable evidence is produced that the property would be released from all such mortgages".

1.3.14 Condition 7.1.1: after the words "leading to it" insert the words "(made or confirmed in writing by the seller's solicitors)".

1.3.15 Add new condition 7.7: "If the buyer passes a resolution requiring it to be wound up voluntarily is served with a petition for winding up or bankruptcy or applies for an administration order or an order under Section 253 Insolvency Act 1986 the seller may serve notice withdrawing from the agreement and Condition 7.5.2 then applies".

                               THE SECOND APPENDIX

                           DESCRIPTION OF THE PROPERTY

                                     PART I
                              PARTICULARS OF LEASE

    DATE                                     DOCUMENT                                   PARTIES
5 June 2002                             Lease (ground floor)                  Nairn Developments Limited (1) BAM
                                                                              Entertainment Limited (2)
                                                                              BAM Entertainment Inc. (3)
5 June 2002                             Lease (first floor)                   Nairn Developments Limited (1) BAM
                                                                              Entertainment Limited (2)
                                                                              BAM Entertainment Inc. (3)
5 June 2002                             Licence to Alter (ground floor)       Nairn Developments Limited (1) BAM
                                                                              Entertainment Limited (2)
                                                                              BAM Entertainment Inc. (3)
5 June 2002                             Licence to Alter (first floor)        Nairn Developments Limited (1) BAM
                                                                              Entertainment Limited (2)
                                                                              BAM Entertainment Inc. (3)
5 June 2002                             Side Letter                           Nairn Developments Limited (1) BAM
                                                                              Entertainment Limited (2)
                                                                              BAM Entertainment Inc. (3)

                                     PART II
                 PARTICULARS OF DOCUMENTS RELATING TO THE LEASE

DATE                    DOCUMENT                                  PARTIES
2003               Licence to underlet                  Nairn Developments Limited (1) BAM
                   (ground and first floor)             Entertainment Limited (2)
                                                        BAM Entertainment Inc. (3)
                                                        Vis Entertainment plc (4)

2003               Underlease (ground floor)            BAM Entertainment Limited (1)
                                                        Vis Entertainment plc (2)
2003               Underlease (first floor)             BAM Entertainment Limited (1)
                                                        Vis Entertainment plc (2)

                               THE THIRD APPENDIX

                            PARTICULARS OF DOCUMENTS
               (OTHER THAN LEASE DOCUMENTS) AFFECTING THE PROPERTY

The documents referred to in the Property and Charges Registers of the number 326644, SGL91499 and 34062

SIGNED by ANTHONY WILLIAMS              )     /s/ ANTHONY WILLIAMS
for and on behalf of                    )
BAM STUDIOS (EUROPE) LIMITED            )
                                        )

Signature of Witness:/s/ DAVID BRASSINGTON

Name: David Brassington

Address: 5 Laurie Crescent
         Henlease
         Bristol B59 4SZ

Occupation: Accountant

SIGNED by                               )     /s/ ILLEGIBLE
for and on behalf of                    )
VIS ENTERTAINMENT PLC                   )

Signature of Witness:

Name: George Alexander Campbell

Address: Flat 3F1, 30 Millar Crescent
         Edinburgh

Occupation: Solicitor

SIGNED by ANTHONY WILLIAMS              )     /s/ ANTHONY WILLIAMS
for and on behalf of                    )
BAM ENTERTAINMENT LIMITED               )

Signature of Witness: /s/ DAVID BRASSINGTON

Name: David Brassington

Address: 5 Laurie Crescent
         Henlease
         Bristol B59 4SZ

Occupation: Accountant

SIGNED by ANTHONY WILLIAMS              )    /s/ ANTHONY WILLIAMS
for and on behalf of                    )
BAM ENTERTAINMENT INC.                  )

Signature of Witness: /s/ DAVID BRASSINGTON

Name: David Brassington

Address: 5 Laurie Crescent
         Henlease
         Bristol B59 4SZ

Occupation: Accountant